As filed with the Securities and Exchange Commission on May 1, 2025.

Registration Number 333-282424

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________

Sentinel Holdings Ltd.

(f/k/a James Maritime Holdings Inc.)

(Exact Name of Registrant as Specified in its Charter)

_________

Nevada	7380	95-4363944
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9160 South 300 West, #101

Sandy, UT 84070

(702) 237-6834

_________

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________

Kip Eardley

President

Sentinel Holdings Ltd.

9160 South 300 West, #101

Sandy, UT 84070

(702) 237-6834

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________

Copies to:

JPF Securities Law, LLC
1920 McKinny Ave. 7th Floor
Dallas, TX 75201
(646) 807-9094

_________

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Larger accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

_________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL __, 2025

PRELIMINARY PROSPECTUS

Sentinel Holdings Ltd.

3,185,000 Shares of Common Stock

This prospectus relates to the proposed resale by the selling security holders named in this prospectus or their permitted assigns of up to 3,185,000 shares of our common stock, $0.001 par value per share, or common stock, which amount consists of (i) 2,135,000 shares of common stock outstanding as of the date of this prospectus, and (ii) an aggregate of 1,050,000 shares of common stock issuable upon exercise of common stock purchase warrants, or the Purchase Warrants, issued in connection with private placements of our common stock to certain of our selling security holders.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling security holders. Upon the cash exercise of the Purchase Warrants, we will receive the exercise price of such warrants for an aggregate of approximately $2,887,000. The selling security holders will bear all commissions and discounts, if any, attributable to the sale of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

The selling security holders will offer and sell the shares at a fixed price of $3.50 per share until our common stock is listed on an established public trading market. For additional information regarding the methods of sale, refer to the section entitled 'Plan of Distribution' on page 74 For a list of the selling security holders, you should refer to the section of this prospectus entitled “Selling Security Holders” on page 72.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and we have elected to adopt certain reduced public company reporting requirements.

Our common stock is quoted on The OTC Market Group, Inc.’s Pink Current Information tier, or the OTC, under the symbol “SNTL.” The last reported price of our common stock on May 1, 2025, was $5.49 per share.

Investing in our shares of common stock involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 1, 2025.

iv

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. This is not an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

v

NOTE REGARDING INDUSTRY AND MARKET DATA

Within this prospectus, we reference information and statistics regarding the private security industry, and the personal protective equipment marketplace. We have obtained this information and statistics from various independent third-party sources, including independent industry publications and groups, reports by market research firms and other independent sources. Some data and other information contained in this prospectus are also based on our estimates and calculations, which are derived from our review and interpretation of internal company research, surveys and independent sources. Data regarding the industries in which we compete or expect to compete in the future and our market position and market share within this industry are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe such data generally indicate size, position and market share within these industries in which we compete or expect to compete in the future. While we believe our internal company research, surveys and estimates are reliable, such research, surveys and estimates are subject to significant uncertainties. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.” As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of any such information contained in this prospectus.

NOTE REGARDING TRADEMARKS, TRADENAMES AND SERVICE MARKS

We own or have rights to use the trademarks, service marks and trade names that we use in conjunction with the operation of our businesses. Some of the more important trademarks that we own or have rights to use that appear in this prospectus include Gladiator Solutions, Inc. logos and United Security Specialists, Inc. logos, attached below. We have no registered trademarks, trade names or service marks.  Trademarks, trade names or service marks of other companies appearing in this prospectus are, to our knowledge, the property of their respective owners.

vi

PROSPECTUS SUMMARY

This summary highlights selected information included elsewhere in this prospectus and does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors” section and financial and the related notes appearing at the end of this prospectus before deciding to invest in shares of our common stock. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” Unless the context requires otherwise, references in this prospectus to “our company,” “we,” “us” and “our” refer to Sentinel Holdings Ltd., a Nevada corporation, and its subsidiaries Gladiator Solutions Inc., an Arizona corporation, or Gladiator, and United Security Specialists, Inc., a California corporation, or USS.

Our Company

Sentinel Holdings Ltd., the “Company” was originally incorporated under the laws of the State of Delaware as Out-Takes, Inc. on March 18, 1992.  The Company developed and managed franchised personal portrait locations until 1996 when they shifted their focus towards the acquisition and management of a waste gas electricity plant in Los Alamos, California.  Due to uncertainties arising from PG&E's bankruptcy, the Company elected to terminate its contract with PG&E, and instead entered into a Participating Generator Agreement with the California Independent System Operator ("ISO).

In 2002, because the power plant was inoperable, management began searching for potential merger and combination opportunities, with no success. After the power industry somewhat stabilized in California, the Company entered into a new power purchase agreement with PG&E and attempted to recommence operations. In order to recommence power operations, the Company had to service and refurbish the power generation equipment, and to pay current its obligations to creditors.  In order to meet these obligations, the Company attempted to enter into an informal reorganization plan with creditors which, was ultimately unsuccessful, and it became clear that the Company would not be able to move forward with the recommencement of its operations.

Between 2007 and 2014 the Company undertook the process of divesting itself of assets and unwinding contracts and reorganizing its business.  The  Company implemented a termination and recission agreement which was signed, implemented and all terms of the rescission were completed.  On September 14, 2014, the Company entered into a Debt Settlement Agreement settling all outstanding debts and obligations of the Company owed to the Releasor or its assigns.

In 2014 Kip Eardley was elected as a director and appointed to serve as President and CEO of the Company and has maintained that position to date.

In January of 2015 the Company was redomiciled from Delaware to Nevada in conjunction with the Company effectuating a reverse split of its capital stock and a name change to Sentinel Holdings Ltd.

After changing its name and re-domiciling to Nevada, the Company began to pursue a growth strategy through merger and acquisition.

In December of 2021, the Company entered into a share exchange agreement with Gladiator Solutions, Inc. and certain shareholders of Gladiator, and the Company acquired a majority of the issued and outstanding capital stock of Gladiator in exchange for a new issuance of Company common stock to the Gladiator shareholders.

On June 11, 2022, the Company entered into a share exchange agreement with United Security Specialists, Inc. and the shareholders of USS, and the Company acquired all of the issued and outstanding capital stock of USS in exchange for a new issuance of Company common stock.

Effective July 17, 2024 the Company effectuated a name change from James Maritime Holdings, Inc. to Sentinel Holdings Ltd. The name change was conducted in order to better reflect the current business activities of the

Company and provide better transparency to the markets and our shareholders. The company is currently awaiting approval from FINRA regarding this name change.

The Company continues to aggressively pursue a growth by acquisition model and is currently identifying other potentially attractive M&A candidates in the private security and personal protective equipment industries, as well as in other business verticals that management deems to be of strategic importance.

Our Business

As mentioned above, the Company is currently pursuing an aggressive growth strategy through strategic acquisitions in the private security, personnel protective equipment and defense industries and to seek partners to market its guard management software to guard service providers.  Through our subsidiaries, Sentinel Holdings Ltd. is well positioned to be at the forefront of personal protective products, private security and government contracting.

We entered the personal protective product and technology company with an established line of trusted body armor, ballistic plates and ballistic materials with the strategic acquisition of Gladiator Solutions, Inc.

Shortly after closing our transaction with Gladiator, we entered into an agreement to acquire United Security Specialists, Inc., (“USS”) an established private security company with a proprietary guard services software for the industry, licenses in California and key guard service contracts for armed and unarmed security services. USS is a recognized industry leader in this rapidly growing market, and this acquisition positions us for potentially uncertain times ahead where security and protective services will be increasingly shifted onto the private security industry.  As this segment of the market continues to expand, we hope to expand the Gladiator product line of ballistic plates by incorporating these products into our operations that involve private security clients with security teams that require ballistic plates.

We hope to continue this trend as we expand into other security industry verticals as we identify additional acquisition candidates with disruptive, transformative or high technology defense systems and products that we can market to our existing client based at an affordable cost.  We will continue to identify acquisition candidates with existing or developmental technologies for unmanned systems, space and satellite communications, electronic warfare and Command, Control, Communication, Computing, Combat, Intelligence Surveillance and Reconnaissance (“C5ISR”) Systems.  Increasingly complicated compliance requirements and capital requirements will ensure that the barriers to entry in this space remain high, and we anticipate that upcoming requirements like Cyber Security Maturity Model Certification will force small businesses out of this space and away from defense contracting because they will not be able to justify the time and capital required to bid on government contracts.  Moreover, the challenges with hiring quality guards, and the costs of insurance and inflation will continue to force a consolidation in the private security industry as poorly run security companies are forced out of the business.

About Gladiator Solutions, Inc.

The Company is currently focused on building its operations in the armed and unarmed security business. As of mid-2023, we stopped selling personal protective equipment (PPE), and we currently do not sell any of these products under the Gladiator business. Looking forward, we intend to relaunch the Gladiator product line and hope to expand our offerings in the future to include some of the PPE products described herein. FOR THE AVOIDANCE OF ALL DOUBT AS OF MID-2023 WE STOPPED SELLING PPE AND WE ARE NOT CURRENTLY SELLING ANY GLADIATOR SOLUTIONS, INC. PRODUCTS.

It should be noted that there are aspects of the Gladiator Solutions, Inc. operations that have been tied up in litigation and disputes since roughly mid 2023, and therefore remain in a holding pattern subject to the outcome thereof.  Once the litigation involving the Gladiator brands fully resolved, the Company plans to reinvest in the brand name, revamp the product line and relaunch the product line under the established Gladiator brand name, but until such time as these matters are resolved we will maintain the status quo and Gladiator operations will remain highly limited.

Gladiator Solutions Inc. was originally developed by Law Enforcement and Military Personnel with one simple idea…to ensure the highest level of safety and comfort, at an affordable price. Our key emphasis is to provide our customers with lighter, safer and more affordable solutions that have greater ballistic capability. Gladiator Solutions, Inc. developed a full line of hard armor plates, tactical ballistic plate carriers, soft armor inserts and vests, helmets, shields, and other ballistic products and accessories incorporate the latest materials and technology to ensure maximum protection and performance.

Gladiator products are focused on ultimate protection, extreme comfort, minimal weight products at unsurpassed value.

Gladiator products are tested and certified in accordance with protocols developed by the National Institute of Justice, US Military Specification and European Ballistics Standards.

What Sets the Gladiator Brand Apart?

The Gladiator brand was built about offering top quality solutions for Federal, State and Local Law Enforcement agencies, First Responders, National Armed forces, and Independent Security Contractors.

Unsurpassed Quality & Value

Gladiator branded products provide extreme lightweight, incredible comfort, maximum strength solutions at affordable prices, without compromising performance, durability or quality.

Round Dispersion Technology (RDT)

Gladiator ballistic plates absorb the round rather than deflecting/spalling like steel or fracturing like Ceramic. RDT spreads the kinetic energy delivered by the round from the point of impact to the surrounding area, diffusing the forces of impact over a larger area and dispersing the force of the round impact.

Testing Protocol

To ensure the highest quality solutions, we age, test and certify our NIJ & Special Threat plates to and beyond certification standards. This enables Gladiator to warranty our plates to 10 years vs. the industry standard 5 years. While most testing is conducted with the widest spread for impact points (to reduce the kinetic energy absorbed by the armor material), we target the smallest area possible with the highest concentration of kinetic energy in a localized area of impact, providing Gladiator with the confidence that we are providing the highest strength to weight ratio solution to our customers.

Materials & Composition

Gladiator products are manufactured from high strength, high durability materials. The performance of these materials enables Gladiator to provide a 10-year warranty. While other products tend to break down over time, our products are manufactured from Polyethylene and Ceramic materials, providing a long and unsurpassed service life.

Compliance

We conduct our sales in accordance with Department of Justice (DOJ) and International Traffic in Arms Regulations (ITAR).

About United Security Specialists

USS Mission

The mission of USS is to recruit right train right and respond early. Our clients should expect day-to-day quality, consistency, and professionalism. Our security personnel are more experienced, better supervised, and are dedicated to the highest level of work.

USS History

United Security Specialists was built on ethics and integrity. Kyle and Henry founded this company in 2017 when they discovered a number of industry practices that were neither ethical nor acceptable. Starting USS was an exciting endeavor that had allowed them to utilize and combine their years of experience with their solid work ethic and integrity.  We value every client that has partnered with us, and we work to establish a solid relationship with our team. It is the strong relationship bonds that help our company continue to grow and to serve more valued partners.

Our Guards

We have highly trained and committed professionals from law enforcement, military, and security veterans’ communities who are all specializing in providing one thing: on site, visible protection. We take pride in delivering the highest level of trust to our clients; therefore, we have a robust qualifying process to ensure all our team members are not just qualified but also enthusiastic and professional.

Our Services

We pride ourselves in providing reliable protection in the security guard industry.  With over 10 years of experience, we have proven to be unshakable and trustworthy.  To enhance our service, we implement the latest technology into our process. With our mobile app provided by SilverTrac, our guards are able to check in, make reports and take photos in real time as they patrol.

USS services are grouped into three main categories:
1)On Site Protection	2)Mobile Patrol	3)Event Security

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On Site Protection

As a trusted provider of security specialists in the Bay Area, we understand the importance of reliable, professional and courteous security service, especially when it involves on-site protection at your establishment. Regardless of the scale of your need, from a single guard at the reception area to deploying multiple teams of officers for warehouse protection, USS will provide your organization with a solution that fits for you and your team.

Starting with our risk assessment framework, our expertise is in efficiently and effectively developing solutions that match different combinations of business environments and their specific security needs.

___________________________________________________________________________________

Mobile Patrol

Having security specialists check in on your property on a scheduled route is a prevalent approach for many businesses that do not require a constant on-site presence. Our risk assessment team will help determine the most appropriate time frame and frequency of the patrolling route. Our licensed security specialists will carry out all of the inspection procedures designed specifically for your site according to plan. All activities are updated through our proprietary real-time reporting and location-tracking technology.  We pride ourselves in utilizing the latest technology to enhance our services. With our mobile app provided by SilverTrac, our guards are able to check in, file incident reports and take photos in real time as they patrol.

___________________________________________________________________________________

Event Security

USS has an outstanding track record as a top tier event security partner. We have solid experience with security and crowd control at major concerts, outdoors events and convention center programs. Our specialists are well-trained for large events so they can easily identify potential threats and mitigate them to avoid interruptions and disturbances.   With USS as your partner, you can focus on the event agenda knowing that your employees and guests are safe, litigation risk is reduced, and your event will go off without a hitch.

___________________________________________________________________________________

Industry Background

In 2022, the U.S. increased its National Security Budget by 5.6% to $782,000,000,000 for Fiscal Year 2022 and approved $813,300,000,000 for Fiscal Year 2023 representing an additional 4%.  In May 2022, the Additional Ukraine Supplemental Appropriations Act, 2022, was approved providing an additional $40,000,000,000 to help support Ukraine.  Meanwhile, according to a research study published to Globe Newswire by The Insight Partners2, the homeland security market is expected to grow in size from a value of $188,990,000,000 in 2022 to $275,500,000,000 by 2028 representing a compound annual growth rate of 6.5%.

Management believes that the best way to capture this growing market is by aggressively expanding our operations through acquisition.

Our Competitive Strengths

Our competitive edge in the security industry lies in our in-field support and quality control through responsiveness to customers, investment in field, our supervisors and our administrative support. For guard services, this allows us to minimize the #1 strategic risk for our industry, which is litigation risk.  Another competitive advantage that we have is our access to a pipeline of highly professional, military-trained and experienced personnel for our high-end clients facing significant threats such as synagogues and schools.

In the protective products industry, our strength is the unsurpassed quality and value of our products.  Not only are our products light weight and comfortable, but we are able to provide the maximum level of ballistic protection at affordable prices, and without compromising performance, durability or quality.

Our desire to drive innovation and create ever lighter, stronger, more practical and effective products and protection solutions is what drives us. As a lean, flexible and nimble company, we are constantly challenging the status quo

2 https://www.theinsightpartners.com/reports/homeland-security-market within our organization, and we are never set in our ways.  Through innovation we are able to deliver a lighter, thinner and more effective for ballistic protective plate for law enforcement, military and responsible civilians.

We are always working harder to strengthening the Gladiator community by raising our standards of customer service and overall customer satisfaction.  Our team is an industry leader in customer service, and we achieve this by delivering products much faster that our competition, usually within 4-6 weeks while providing timely updates throughout the production process.

Our Growth and Marketing Strategy

“We believe that those who protect and serve and risk their lives to preserve our way of life, shouldn’t have to spend a fortune to protect themselves.”

The elements of our growth strategy start with our commitment to continuous capital reinvestment into our Company, its subsidiaries and our strategic industry partners.  We lead by example and set the pace for our industry in order to attract the leading regional security companies and protective products companies to join us as stakeholders.  This is the core allows us to stakeholder’s growth in growing urban markets where to the breakdown of cultural values and investment of law and or has left a vacuum of need.

USS will also focus on adding services which customize real-time remote monitoring enhanced by artificial intelligence with timely in person security response.

Risks Associated with Our Business

Our business is subject to numerous risks, which are more fully described in the section entitled “Risk Factors” beginning on page 15 of this prospectus. You should read these risks before you invest in our common stock. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

As a result of these risks and other risks described under “Risk Factors,” there is no guarantee that we will experience growth or profitability in the future.

Recent Developments

There are several trends that provide opportunities and risks for USS:

•The breakdown and underfunding of traditional law enforcement leading to passive response to riots, resulting break-ins, shoplifting, and property destruction on the large scale (See Portland 2020).

•The rise of the lawless corollary on the small scale with burgeoning vagrancy, break-ins and theft (e.g., catalytic converters in automobiles, construction materials such as tools and copper conduit).

•The refusal of cities to enforce vagrancy laws and suppress the crime associated with chronic criminal trespassing and its detrimental effect on business. This leads to a transfer of burden to business owners who turn to private security companies to mitigate. This applies to all sectors – residential, commercial and municipal.

•Finally, the sense of personal physical risk has been heightened in culture leading to the need to provide protection to employees and residents. For example, employees want protection as they come and go to their vehicle in areas of high crime.

Our Corporate Information

We were incorporated in the State of Delaware on March 18, 1992, as Out-Takes, Inc., or Out-Takes.  We were incorporated in the state of Nevada on January 23, 2015.  On February 17, 2015, Out-Takes changed its domicile from Delaware to Nevada by filing Articles of Merger with the Nevada Secretary of State pursuant to which Out-Takes merged with and into our company, with our company surviving the merger.

On December 13, 2021, we entered into a share exchange agreement with Gladiator and certain shareholders of Gladiator under which we acquired a majority of the issued and outstanding capital stock of Gladiator in exchange for our common stock.  On June 11, 2022, we entered into a share exchange agreement with USS and the shareholders of USS under which we acquired all of the issued and outstanding capital stock of USS in exchange for our common stock.  USS was incorporated on July 8, 2017.

Our principal executive offices, and the principal executive offices of Gladiator and USS, are located at 9160 South 300 West, #101 Sandy, UT 84070. Our telephone number is (801) 706-9429. Our Internet website address is www.usselite.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 in this prospectus as the “JOBS Act,” and references in this prospectus to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•reduced disclosure about our executive compensation arrangements;

•no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

•exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have elected to adopt certain reduced disclosure requirements for purposes of the registration statement of which this prospectus is a part. In addition, for so long as we qualify as an emerging growth company, we expect to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the Securities and Exchange Commission, or SEC, and proxy statements that we use to solicit proxies from our stockholders. As a result, the information contained in this prospectus and in our periodic reports and proxy statements may be different than the information provided by other public companies.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates for new or revised accounting standards.

For certain risks related to our status as an emerging growth company, see the section titled “Risk Factors—Risks Related to Our Common Stock and this Offering —We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.”

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The Offering

Securities offered by the selling security holders:	3,185,000 shares of common stock.

Common stock outstanding prior to this offering:	9,371,429 shares, as of May 1, 2025.

Common stock to be outstanding after this offering:	10,421,429 shares, which gives effect to the shares of common stock offered under this prospectus.

OTC symbol:	SNTL

Use of Proceeds:

We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus.  However, upon the cash exercise of the Purchase Warrants for an aggregate of 1,050,000 shares of common stock, we will receive the exercise price of the Purchase Warrants, or an aggregate of approximately $2,887,000.   See “Use of Proceeds.”

Risk Factors:

There are many risks related to our business, this offering and ownership of the shares of common stock that you should consider before you decide to buy the shares of common stock in this offering. You should read the “Risk Factors” section beginning on page 15, as well as other cautionary statements throughout this prospectus, before investing the shares of common stock.

The number of shares of common stock that will be outstanding upon the completion of this offering is based on the 9,371,429 shares outstanding as of September 4, 2024, and excludes the following:

•1,050,000 shares of common stock issuable upon the exercise of outstanding stock warrants as of May 1, 2025, with a weighted-average exercise price of $2.75 per share.

•any additional shares of common stock we may issue from time to time after that date.

Unless otherwise indicated, all information in this prospectus assumes no exercise of outstanding options and warrants.

SELECTED HISTORICAL
CONSOLIDATED FINANCIAL DATA OF SENTINEL HOLDINGS LTD.

The following table presents our selected historical financial data for the periods indicated. The selected historical financial data for the year ended December 31, 2024 and December 31, 2023.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year.  The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes thereto included elsewhere in this prospectus.

Sentinel Holdings LTD.

FKA James Maritime Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Years Ended December 31,
	2024	2023

Sales - net	$4,605,338	$8,820,348
Cost of goods sold	4,191,878	6,053,710
Gross profit	413,460	2,766,638

General and administrative expenses	5,828,300	3,542,186
Loss on impairment of intangible assets	2,088,274	911,467
Total operating expenses	7,916,574	4,453,653

Loss from operations	(7,503,114)	(1,687,015)

Other income (expense)
Interest expense	(776,996)	(1,088,641)
Change in fair value of derivative liabilities	(163,016)	156,354
Other (expense) income	(7,426)	337
Total other income (expense) - net	(947,438)	(931,950)

Net loss	$(8,450,552)	$(2,618,965)

Non-controlling interest	(74,959)	(157,114)

Net loss available to common stockholders	$(8,375,593)	$(2,461,851)

Loss per share - basic and diluted	$(0.94)	$(0.27)

Weighted average number of shares - basic and diluted	8,921,014	9,046,047

 The accompanying notes are an integral part of these consolidated financial statements

Sentinel Holdings LTD.

FKA James Maritime Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2024	December 31, 2023

Assets

Current Assets
Cash	$222,202	$45,551
Accounts receivable - net	224,704	720,112
Prepaids and other	8,171	42,724
Total Current Assets	455,077	808,387

Due from related party	-	7,400

Intangible assets - net	-	2,088,274

Property and equipment - net	105,000	159,142

Operating lease - right-of-use asset	259,666	346,986

Total Assets	$819,743	$3,410,189

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable and accrued expenses	$3,528,655	$1,669,908
Due to related parties	-	7,960
Notes payable - net	411,890	536,251
Convertible notes payable	35,000	35,000
Loans payable	477,840	760,842
Derivative liabilities	338,061	175,045
Operating lease liability	83,362	81,805
Total Current Liabilities	4,874,808	3,266,811

Long Term Liabilities
Notes payable - net	-	110,287
Loans payable - net	67,800	67,800
Operating lease liability	207,801	288,413
Total Long Term Liabilities	275,607	466,500

Total Liabilities	5,150,415	3,733,311

Commitments and Contingencies

Stockholders' Deficit
Preferred stock - $0.001 par value: 10,000,000 authorized
Series A Preferred stock - $0.001 par value; 2,000,000 shares authorized 400,000 shares issued and outstanding, respectively	400	400
Series B Convertible Preferred stock - $0.001 par value; 1,000,000 shares authorized 50,000 shares issued and outstanding, respectively	50	-
Common stock - $0.001 par value, 90,000,000 shares authorized 9,371,429 and 9,064,129 shares issued and outstanding, respectively	9,371	9,064
Additional paid-in capital	18,212,182	13,769,537
Accumulated deficit	(22,291,520)	(13,915,927)
Deficit attributable to stockholders of James Maritime Holdings, Inc.	(4,069,517)	(136,926)
Accumulated other comprehensive loss	(261,155)	(186,196)
Total Stockholders' Deficit	(4,330,672)	(323,122)

Total Liabilities and Stockholders' Deficit	$819,743	$3,410,189

The accompanying notes are an integral part of these consolidated financial statements

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes thereto appearing at the end of this prospectus, before making your decision to invest in shares of our common stock. We cannot assure you that any of the events discussed in the risk factors below will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition or prospects. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

Risks Related to Our Financial Condition and Need for Additional Capital

We have incurred net losses and cannot assure you that we will achieve or maintain profitable operations.

Our net loss was $2,618,965 for the year ended December 31, 2023, and $8,450,552 for the year ended December 31, 2024. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, delays and other unknown events.

We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake increased development and production efforts to support our business and increase our marketing and sales efforts to drive an increase in the number of our product offerings and an increase in customers purchasing our products and services. These expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset increased operating expenses. If we are forced to reduce our expenses, our growth strategy could be compromised. To offset these anticipated increased operating expenses, we will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition, and could cause the value of our common stock, to decline, resulting in a significant or complete loss of your investment.

We may need to raise additional capital to fund new products and further expand our existing operations.

Based on our current business plan, we believe our current cash, cash equivalents and marketable securities may be sufficient to meet our anticipated cash requirements over at least the next 12 months If our available cash balances and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements, we may seek to sell common or preferred equity or convertible debt securities, enter into a credit facility or another form of third-party funding, or seek other debt financing.

We may consider raising additional capital in the future to further expand our business, to pursue strategic investments, to take advantage of financing opportunities, or for other reasons. We expect that we will need additional liquidity and capital resources through debt and/or equity financings to fulfill our anticipated future product development efforts and product backlog.  We may not be able to obtain adequate financing in a timely manner, on commercially reasonable terms or at all.  Our failure to raise sufficient capital in a timely manner will restrict our growth and hinder our ability to compete.  Our failure to obtain timely and adequate capital could have a material adverse effect on our business, financial condition and results of operations.

No assurances can be given that we will be successful in obtaining additional financing in the future.  Any future financing that we may obtain may cause significant dilution to existing stockholders.  Any debt financing or other financing of securities senior to our common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility.  At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our development efforts and adversely affect our business.

Risks Related to Our Common Stock and This Offering

The price of our shares of common stock has been, and is likely to be, volatile, and you could lose all or part of your investment.

The trading price of our shares of common stock has been, and is likely to be, volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume. In addition to the factors discussed in the “Risk Factors” section and elsewhere in this prospectus, these factors include, without limitation:

•competition from existing technologies and products or new technologies and products that may emerge;

•the loss of customers;

•actual or anticipated variations in our quarterly operating results;

•failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

•our cash position;

•announcement or expectation of additional financing efforts;

•issuances of debt or equity securities;

•our inability to successfully enter new markets or develop additional products;

•actual or anticipated fluctuations in our competitors’ operating results or changes in their respective growth rates;

•sales of our shares of common stock by us, or our stockholders, in the future;

•trading volume of our shares of common stock on the OTC;

•market conditions in our industries;

•overall performance of the equity markets and general political and economic conditions;

•introduction of new products or services by us or our competitors;

•additions or departures of key management, scientific or other personnel;

•publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities or industry analysts;

•changes in the market valuation of similar companies;

•disputes or other developments related to intellectual property and other proprietary rights;

•changes in accounting practices;

•significant lawsuits, including stockholder litigation; and

•other events or factors, many of which are beyond our control.

Furthermore, the public equity markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, including ours. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our shares of common stock. As a result, you may not realize any return on your investment in us and may lose some or all of your investment.

There is a limited trading market for our common stock.

Although our common stock is quoted on the OTC, it is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than The Nasdaq Capital Market or other national securities exchanges. This may have an adverse impact on the trading and price of our common stock.

We do not anticipate paying cash dividends, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our capital stock. We intend to retain a significant portion of our future earnings, if any, to finance the operations, development and growth of our business. Any future determination to declare dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. As a result, only appreciation of the price of our common stock, which may never occur, will provide a return to stockholders.

If securities or industry analysts do not publish research or reports or publish inaccurate or unfavorable research or reports about our business, our share price and trading volume could decline.

The trading market for our shares of common stock depends, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If no securities or industry analysts commence coverage of our company, the trading price for our shares of common stock may be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our shares of common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our shares of common stock could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The potential effect of Nevada’s business combination law is to discourage parties interested in taking control of us from doing so if these parties cannot obtain the approval of our board of directors. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our shares of common stock held by non-affiliates exceeds $700 million as of any June 30 before that time or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31, or if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, in which case we would no longer be an emerging growth company immediately. We cannot predict if investors will find our shares of common stock less attractive because we may rely on these exemptions. If some investors find our shares of common stock less attractive as a result, there may be a less active trading market for our shares of common stock and our share price may be more volatile.

Under the JOBS Act, emerging growth companies also can delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates for new or revised accounting standards.

Raising additional capital, including through future sales and issuances of our common stock, or warrants could result in additional dilution of the percentage ownership of our stockholders, could cause our share price to fall and could restrict our operations.

We expect that significant additional capital will be needed in the future to continue our planned operations, including any potential acquisitions, hiring new personnel and continuing activities as an operating public company. To the extent we seek additional capital through a combination of public and private equity offerings and debt financings, our stockholders may experience substantial dilution. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our existing stockholders may be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of our stockholders. Debt and receivables financings may be coupled with an equity component, such as warrants to purchase shares of our common stock, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt and other operating restrictions that could adversely impact our ability to conduct our business. A failure to obtain adequate funds may cause us to curtail certain operational activities, including sales and marketing, in order to reduce costs and sustain the business, and would have a material adverse effect on our business and financial condition.

Our issuance of shares of preferred stock could adversely affect the market value of our common stock, dilute the voting power of common stockholders and delay or prevent a change of control.

Our board of directors has the authority to cause us to issue, without any further vote or action by the stockholders, preferred stock in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series.

The issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in the common stock may not wish to purchase common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase common stock at the lower conversion price causing economic dilution to the holders of common stock.

Further, the issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of our other classes of voting stock either by diluting the voting power of our other classes of voting stock if they vote together as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote even if the action were approved by the holders of our other classes of voting stock. The issuance of shares of preferred stock may also have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our articles of incorporation and bylaws contain provisions permitting us to eliminate the personal liability of our directors and officers to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. In addition, we have entered into indemnification agreements with our directors and officers to provide such indemnification rights. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

Our reporting obligations will be limited under Section 15(d) of the Exchange Act, which may result in reduced transparency for investors.

We do not intend to register our common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will not be subject to the ongoing reporting requirements applicable to issuers with securities registered under Section 12 of the Exchange Act, including the comprehensive disclosure, proxy solicitation, and beneficial ownership reporting obligations that apply to Exchange Act reporting companies. Instead, we will only be required to comply with the limited reporting obligations under Section 15(d) of the Exchange Act.

Under Section 15(d), we will be required to file periodic reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as long as our reporting obligations remain active. However, unlike a company registered under Section 12, we will not be subject to certain key requirements of the Exchange Act, including:

•Proxy Rules: We will not be subject to the proxy solicitation rules under Section 14 of the Exchange Act, which means we will not be required to provide stockholders with proxy statements for annual or special meetings of stockholders.

•Beneficial Ownership Reporting: We will not be subject to the insider reporting and short-swing profit rules under Section 16 of the Exchange Act, which require officers, directors, and significant shareholders (greater than 10%) to report their holdings and transactions in our stock.

•Stock Exchange and Market Compliance: Since our stock is not registered under Section 12(g), we will not be required to maintain certain corporate governance and disclosure requirements that may otherwise apply to companies with listed securities on a national securities exchange.

Additionally, our obligation to file reports under Section 15(d) may be automatically suspended for any fiscal year if, at the beginning of such year, we have fewer than 300 shareholders of record. If our reporting obligations are suspended, we may cease filing periodic reports, significantly reducing the amount of public information available about our company.

Because of these limited reporting obligations, investors may have less information about our financial condition and business operations compared to companies that are fully registered under Section 12 of the Exchange Act. This reduced level of disclosure could impact investor confidence and the liquidity of our common stock.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus regarding our strategy, future events, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, among others, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “would,” “will,” “should,” “could,” “objective,” “target,” “ongoing,” “contemplate,” “potential” or “continue” or the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, statements about:

•our ability to generate or secure sufficient funding to support our growth strategy;

•future sales of our common stock that could depress the trading price of our common stock on the OTC, lower our value and make it more difficult for us to raise capital;

•our ability to compete effectively;

•our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, and our ability to achieve and maintain future profitability;

•our expectations regarding outstanding litigation;

•our expectations and management of future growth;

•our ability to maintain, protect and enhance our intellectual property;

•the increased expenses associated with being a public company;

•our anticipated uses of net proceeds from this offering;

•our expectations regarding the effects of existing and developing laws and regulations;

•our beliefs regarding our liquidity and sufficiency of cash to fund our operations; and

•the other matters described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

All of the shares of our common stock offered by this prospectus are being registered for the account of the selling security holders. We will not receive any of the proceeds from the sale of these shares. However, upon the exercise of the Purchase Warrants for an aggregate of 1,050,000 shares of common stock, we will receive the exercise price of the warrants, or an aggregate of $2,887,000. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus. The selling security holders will bear all commissions and discounts, if any, attributable to the sale of the shares.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of our business. Therefore, we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors, and will depend upon our results of operations, financial condition, capital requirements and other factors including contractual obligations that our board of directors deems relevant and any limits in the payment of dividends that may be imposed upon us under any credit facility or other agreement we may have with a third party that restricts out ability to pay dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the financial statements and the related notes and other financial information included elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” beginning on page 15. Our historical results are not necessarily indicative of the results to be expected for any future period.

Emerging Growth Company Status

We are an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.” Other exemptions and reduced reporting requirements under the JOBS Act for emerging growth companies include presentation of only two years audited financial statements in a registration statement for an initial public offering, an exemption from the requirement to provide an auditor’s report on internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2012, an exemption from any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation, and less extensive disclosure about our executive compensation arrangements.

We will remain an emerging growth company until the earliest of (i) the last day of our first fiscal year in which we have total annual gross revenue of $1.07 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of closing of this offering, (iii) the date on which we have issued more than $1.0 billion of non-convertible debt instruments during the previous three fiscal years or (iv) the date on which we are deemed a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding equity securities held by non-affiliates.

Overview

Sentinel Holdings Ltd. operates mainly through its subsidiaries, Gladiator and USS. Gladiator specializes in the distribution of personal protective products, largely through mail-in orders and e-commerce channels. On the other hand, USS offers a combination of professional security personnel services, enhanced by smartphone-based security applications, providing a unique blend of traditional and modern security solutions. The consolidated financial statements were prepared according to U.S. GAAP and SEC regulations. The Company has adopted a December 31 fiscal year-end for financial statement reporting.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses during the reported periods. We evaluate these estimates and assumptions on an ongoing basis and base our estimates on historical experience, current conditions and various other assumptions that are believed to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Our actual results may materially differ from these estimates.

The financial statements were prepared with estimates and assumptions that impact the reported amounts of assets and liabilities. These estimates were used for inventories, impairment of long-term assets, and derivatives. The actual results could differ significantly from these estimates.  Business combinations were accounted for using the acquisition method. Assets, liabilities, and any remaining non-controlling interests were recognized at fair value on the acquisition date. The excess of the purchase price over the fair value of assets acquired, net of liabilities assumed, and non-controlling interests, was recognized as goodwill.  The company considers investments with an original maturity of three months or less at the purchase date as cash and cash equivalents.

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the condensed consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect certain accounts including deferred income tax assets, accrued expenses, fair value of equity instruments and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the period in which such adjustments are determined.

Results of Operations

The following tables set forth the components of our statements of operations for each of the periods presented and as a percentage of revenue for those periods. The period-to-period comparison of results of operations is not necessarily indicative of results of future periods.

Business Overview

James Maritime Holdings, Inc. operates mainly through its subsidiaries, Gladiator (limited operations) and USS. Gladiator currently has very limited operation, but it had specialized in the distribution of personal protective products, largely through mail-in orders and e-commerce channels. On the other hand, USS offers a combination of professional security personnel services, enhanced by smartphone-based security applications, providing a unique blend of traditional and modern security solutions. The consolidated financial statements were prepared according to U.S. GAAP and SEC regulations. The Company has adopted a December 31 fiscal year-end for financial statement reporting.

The financial statements were prepared with estimates and assumptions that impact the reported amounts of assets and liabilities. These estimates were used for inventories, impairment of long-term assets, and derivatives. The actual results could differ significantly from these estimates. Business combinations were accounted for using the acquisition method. Assets, liabilities, and any remaining non-controlling interests were recognized at fair value on the acquisition date. The excess of the purchase price over the fair value of assets acquired, net of liabilities assumed, and non-controlling interests, was recognized as goodwill. The company considers investments with an original maturity of three months or less at the purchase date as cash and cash equivalents.

Recent Developments

There are several trends that provide opportunities and risks for USS:

•	The breakdown and underfunding of traditional law enforcement leading to passive response to riots, resulting break-ins, shoplifting, and property destruction on the large scale (See Portland 2020).

•	The rise of the lawless corollary on the small scale with burgeoning vagrancy, break-ins and theft (e.g., catalytic converters in automobiles, construction materials such as tools and copper conduit).

•

The refusal of cities to enforce vagrancy laws and suppress the crime associated with chronic criminal trespassing and its detrimental effect on business. This leads to a transfer of burden to business owners who turn to private security companies to mitigate. This applies to all sectors – residential, commercial and municipal.

•

Finally, the sense of personal physical risk has been heightened in culture leading to the need to provide protection to employees and residents. For example, employees want protection as they come and go to their vehicle in areas of high crime.

Results of Operations

Years ended December 31, 2024 and 2023

Revenue

Revenues decreased 47.79% to $4,605,338 for the year ended December 31, 2024 as compared to $8,820,348 for the year ended December 31, 2023. The primary reason for the decrease was a loss of key customers.

Cost of Revenue

Cost of revenues decreased to $4,191,878 for the year ended December 31, 2024 as compared to $6,053,710 for the year ended December 31, 2023. Gross profit was $413,460 and $2,766,638 for the years ended December 31, 2024 and 2023, respectively. Gross profit margins decreased to 9% for the year ended December 31, 2024 from 31% for the year ended December 31, 2023.

Operating Expenses

Operating expenses increased 77.75% to $7,916,574 for the year ended December 31, 2024 compared to $4,453,653 for the year ended December 31, 2023. The increase was primarily due to general and administrative expenses, stock based compensation, loss on impairment of intangible assets, and payroll.

Other Income/Expenses

The Company's other income (expense) - net increased by $15,488 to $947,438 during the year ended December 31, 2024 as compared to $931,950 in other income (expense) – net for the year ended December 31, 2023. This net increase was primarily due to a decrease in interest expense offset by an increase in the change in fair value of derivative liabilities.

Net Loss Available to Common Stockholders

Net loss available to common stockholders was $8,375,593 for the year ended December 31, 2024 as compared to a net loss of $2,461,851 for the year ended December 31, 2023. This represented an increase in loss of $5,913,742 or 240.22%.  See above discussion for components of the net loss.

Liquidity and Capital Resources

For the year ended December 31, 2024, net cash used in operations of $32,707 was the result of a net loss of $8,450,552, depreciation and amortization expense of $37,065, amortization of operating lease of $87,320,  amortization of debt of $70,032, bad debt expense $41,939, bad debt expense – related party of $7,400, impairment of intangible assets of $2,088,274, warrants issued for services of $1,138,500, stock based compensation of $2,499,502, non-cash charitable contribution of $17,077, an increase in accounts payable and accrued expenses of $1,858,747 as a result of unpaid payroll tax liabilities, an increase in change in fair value of derivative liability of $79,049. These were offset by a decrease in accounts receivable of $453,469, and a decrease in prepaid expenses of $34,553.

For the year ended December 31, 2023, net cash used in operations of $269,543 was the result of a net loss of $2,618,965, depreciation and amortization expense of $1,191,898, impairment of intangible assets of $911,467, amortization expense of $114,506, stock-based compensation of $63,150, an increase in accounts payable of $586,798, a decrease in change in fair value of derivative liability of $156,354. These were offset by a decrease in accounts receivable of $2,255, a decrease in prepaid expenses of $27,763, decrease in deferred revenue of $400,000 and a decrease in related party of $7,939.

Financing activities in 2024 resulted in a net cash inflow of $209,358. This was mainly due to repayments of notes and loans payable of $944,516  which was offset by proceeds from the issuance of notes payable amounting to $348,874 and proceeds from sale of units of common stock and warrants as well as common stock on a stand-alone basis of $805,000.

Financing activities in 2023 resulted in a net cash outflow of $140,359. This was mainly due to repayments of notes, loans payable and lease liabilities of $514,978 which was offset by proceeds from the issuance of notes payable amounting to $374,619.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and make estimates and assumptions that affect our reported amounts of assets, liabilities, revenue and expenses, and the related disclosures of contingent liabilities. We base our estimates on historical experience and other assumptions that we believe are reasonable in the circumstances. Actual results may differ from these estimates.

The following critical accounting policies affect our more significant estimates and assumptions used in preparing our consolidated financial statements.  Also, see Note 2 to the accompanying consolidated financial statements for a complete discussion of our accounting policies and estimates.

Principles of Consolidation and Non-Controlling Interest

The consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its wholly owned subsidiaries. The Company consolidates entities where it has a controlling financial interest, as defined by ASC 810, "Consolidation".

In accordance with ASC 810-10, consolidation applies to:

•	Entities with more than 50% voting interest, unless control is not with the Company; and
•	Variable Interest Entities (VIEs), where the Company is the primary beneficiary, possessing both (i) power over significant activities and (ii) the obligation to absorb losses or receive benefits.

All intercompany transactions and balances are eliminated in consolidation per ASC 810-10-45. The Company continuously evaluates its investments and relationships to assess consolidation requirements.

For entities that are consolidated, but not 100% owned, a portion of the income or loss and corresponding equity is allocated to owners other than the Company. The aggregate of the income or loss and corresponding equity that is not owned by us is included in Non-Controlling Interests in the consolidated financial statements.

For the year ended December 31, 2024 and December 31, 2023, the Company’s allocation to the non-controlling interest represents ownership of 87% of Gladiator Solutions, Inc.  The following table sets for the changes in non-controlling interest for the years ended December 31, 2024 and 2023:

Non-Controlling
Interest
Balance at December 31, 2022	$(29,082)
Net loss attributable to non-controlling interest	(157,114)
Balance at December 31, 2023	(186,196)
Net loss attributable to non-controlling interest	(74,959)
Balance at December 31, 2024	(261,155)

Business Segments and Expense Disclosure

The Company follows ASC 280, Segment Reporting, which requires public entities to report financial and descriptive information about their reportable operating segments.

ASC 280-10-50-1 states that an operating segment is a component of a public entity that:

•	Engages in business activities from which it may earn revenues and incur expenses;
•

Has operating results that are regularly reviewed by the Chief Operating Decision Maker (CODM), who is the Company’s Chief Executive Officer, to make decisions about resource allocation and performance assessment; and

•	Has discrete financial information available.

Under ASC 280-10-50-5, a public entity is required to report separately only those operating segments that meet certain quantitative thresholds. However, as specified in ASC 280-10-50-11, if a company’s business activities are managed as a single operating segment and reviewed on a basis, the company may report as a single segment. The

Company has determined that it operates as one reportable segment, as its CODM reviews the business as a whole rather than by distinct business components.

Customers in the United States accounted for 100% of our revenues. We do not have any property or equipment outside of the United States.

Application of ASU 2023-07 – Segment Expense Disclosure Requirements

In October 2023, the FASB issued ASU 2023-07, which enhances segment reporting by requiring public entities to disclose significant segment expenses that are regularly reviewed by the CODM. However, under ASC 280-10-50-31, these requirements apply only to entities with multiple reportable segments. Since the Company operates as a single reportable segment, it is not required to disclose segment expenses separately.

Although ASC 280-10-50-32 allows entities to voluntarily disclose additional segment-related information, including a breakdown of expenses, the Company is not required to present individual expense categories, and has not done so, because its operations are reviewed and managed as a single segment.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the recognition of revenues and expenses during the reporting period. Actual results may differ from these estimates, and such differences could be material.

In accordance with ASC 250-10-50-4, changes in estimates are recorded in the period in which they become known and are accounted for prospectively. The Company bases its estimates on historical experience, industry trends, and other relevant factors, incorporating both quantitative and qualitative assessments that it believes are reasonable under the circumstances.

Significant estimates for the years ended December 31, 2024 and 2023 include:

•	Allowance for doubtful accounts and other receivables
•	Valuation of loss contingencies
•	Valuation of stock-based compensation
•	Estimated useful lives of property and equipment
•	Impairment of intangible assets
•	Implicit interest rate in right-of-use operating leases
•	Uncertain tax positions
•	Valuation allowance on deferred tax assets

Fair Value of Financial Instruments

The Company accounts for financial instruments in accordance with Financial Accounting Standards Board (FASB) ASC 820, Fair Value Measurements, which establishes a framework for measuring fair value and requires related disclosures. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the Company’s principal market or, if none exists, the most advantageous market for the asset or liability.

Fair Value Hierarchy

ASC 820 requires the use of observable inputs whenever available and establishes a three-tier hierarchy for measuring fair value:

•	Level 1 – Quoted market prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 – Observable inputs other than quoted prices in active markets, such as quoted prices for similar assets and liabilities or inputs that are directly or indirectly observable.
•	Level 3 – Unobservable inputs that require significant judgment, including management assumptions and estimates based on available market data.

The classification of an asset or liability within the hierarchy is based on the lowest level of input that is significant to the fair value measurement. Level 3 valuations generally require more judgment and complexity, often involving a combination of cost, market, or income approaches, as well as assumptions about market conditions, pricing, and other factors.

Fair Value Determination and Use of External Advisors

The Company assesses the fair value of its financial instruments and, where appropriate, may engage external valuation specialists to assist in determining fair value. While management believes that recorded fair values are reasonable, they may not necessarily reflect net realizable values or future fair values.

Financial Instruments Carried at Historical Cost

The Company’s financial instruments—including cash, accounts receivable, accounts payable, and accrued expenses (including related party balances)—are recorded at historical cost. As of December 31, 2024 and 2023, respectively, the carrying amounts of these instruments approximated their fair values due to their short-term maturities.

Fair Value Option Under ASC 825

ASC 825-10, Financial Instruments, permits entities to elect the fair value option for certain financial assets and liabilities. This election is made on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If elected, unrealized gains and losses are recognized in earnings at each reporting date. The Company has not elected the fair value option for any of its outstanding financial instruments.

Accounts Receivable

The Company accounts for accounts receivable in accordance with FASB ASC 310, Receivables. Receivables are recorded at their net realizable value, which represents the amount management expects to collect from outstanding customer balances (ASC 310-10-35-7).

The Company extends credit to customers based on an evaluation of their financial condition and other factors. The Company does not require collateral, and interest is not accrued on overdue accounts receivable (ASC 310-10-45-4).

Allowance for Doubtful Accounts

Management periodically assesses the collectability of accounts receivable and establishes an allowance for doubtful accounts as needed. The allowance is determined based on:

•	A review of outstanding accounts,
•	Historical collection experience, and
•	Current economic conditions (ASC 310-10-35-9).

Accounts deemed uncollectible are written off against the allowance when determined to be uncollectible (ASC 310-10-35-10).

Concentrations

The Company evaluates and discloses significant concentrations of risk in accordance with FASB ASC 275-10, Risks and Uncertainties. These risks may arise from customer concentrations, vendor reliance, geographic dependence, or other economic factors that could materially impact the Company’s financial position, results of operations, and cash flows.

A concentration exists when a single customer, supplier, or market accounts for a significant portion (typically greater than 10%) of the Company’s total revenues, accounts receivable, or vendor purchases (ASC 275-10-50-16).

Customer and Sales Concentrations

The Company’s revenue stream may be dependent on a limited number of key customers. A loss of any significant customer, a decline in demand from such customers, or a deterioration in their financial condition could negatively impact the Company’s future revenues and profitability.

Accounts Receivable Concentrations

The Company extends credit to customers based on their financial strength, payment history, and other relevant factors. A significant concentration of accounts receivable from a limited number of customers could expose the Company to credit risk and potential collection issues. The Company regularly evaluates the creditworthiness of its customers and may require advance payments, letters of credit, or other credit enhancements to mitigate risks.

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy.

In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

For the years ended December 31, 2024 and 2023, the Company recorded impairment losses of $2,088,274 and $911,467, respectively.

Derivative Liabilities

The Company evaluates financial instruments containing characteristics of both liabilities and equity in accordance with FASB ASC 480, Distinguishing Liabilities from Equity, and FASB ASC 815, Derivatives and Hedging.

Accounting for Derivative Liabilities

Derivative liabilities are revalued at fair value at each reporting period, with changes in fair value recognized in the results of operations as a gain or loss on derivative remeasurement (ASC 815-40-35-4). The Company uses a binomial pricing model to determine the fair value of these instruments.

Conversion and Extinguishment of Derivative Liabilities

When a debt instrument with an embedded conversion option (e.g., convertible debt or warrants) is converted into shares of common stock or repaid, the Company:

•	Records the newly issued shares at fair value;

•	Derecognizes all related debt, derivative liabilities, and unamortized debt discounts; and
•	Recognizes a gain or loss on debt extinguishment, if applicable (ASC 470-50-40-2).

For equity-based derivative liabilities (e.g., warrants) that are extinguished, any remaining liability balance is reclassified to additional paid-in capital (ASC 815-40-35-9).

Reclassification of Equity Instruments to Liabilities

Equity instruments initially classified as equity may be reclassified as liabilities if they no longer meet equity classification criteria under ASC 815-40-25. In such cases, they are remeasured at fair value on the date of reclassification, with changes recognized in earnings (ASC 815-40-35-8).

Derivative Liability Balances

As of December 31, 2024 and 2023, the Company’s derivative liabilities were $338,061 and $175,045, respectively.

Revenue Recognition

Under Accounting Standards Update (“ASU”) No. 2014-09 (Topic 606) “Revenue from Contracts with Customers”, revenue from contracts with customers is measured based on the consideration specified in the contract with the customer, and excludes any sales incentives, discounts, rebates, and amounts collected on behalf of third parties.

A performance obligation is a promise in a contract to transfer a distinct good or service to a customer and is the unit of account under Topic 606. The Company’s contracts with its customers do not include multiple performance obligations. The Company recognizes revenue when a performance obligation is satisfied by transferring control over a product or service to a customer. The amount of revenue recognized reflects the consideration the Company expects to be entitled to in exchange for such products or services.

The following represents the analysis management has considered in determining its revenue recognition policy:

Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

None of the Company’s contracts contain a significant financing component.

Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately.

If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

The Company’s contracts have a distinct single performance obligation and there are no contracts with variable consideration.

Recognize revenue when or as the Company satisfies a performance obligation

Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

USS

Net revenues from USS primarily consist of security services provided to large residential, industrial, construction and government clients. Contracts with customers contain no incentives or discounts that could cause revenue to be allocated or adjusted over time. The Company does offer discounts, but historically the discounts have been insignificant. The Company satisfies the performance obligation for the agreed-upon period of time and location and records revenues after completion. There are no services that would be considered fulfilled over an extended period of time and necessitate different accounting treatment.

Our typical services contract for the guard business is for one month at the start of the engagement of services and then goes month-to-month thereafter. Revenues are net 30 after the services are provided for any 30-day period. We often times use a factoring bank on receivables due to the requirement that we front the guard expenses for the initial 30 days. There is no required revenue recognition after the completion of the initial 30-day contract.

Gladiator

Net revenues from Gladiator primarily consisted of sales of personal protective products, including armor, plates, helmets, shields, and accessories shipped directly to customers. All revenue transactions for Gladiator comprise a single performance obligation, which consists of the sale of products to customers either through wholesale, intermediary, or direct-to-consumer channels. The company satisfies the performance obligation and records revenues when transfer of control has passed to the customer, based on the terms of sale. In all of the Companies revenue channels, transfer of control takes place at the point of sale upon shipment to customer.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by FASB ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial reporting and tax bases of assets and liabilities. These amounts are measured using enacted tax rates expected to apply in the periods when temporary differences reverse (ASC 740-10-30-8).

The effect of a change in tax rates on deferred tax balances is recognized as income or expense in the period that includes the enactment date (ASC 740-10-45-4).

Uncertain Tax Positions

The Company evaluates uncertain tax positions in accordance with ASC 740-10-25, which requires that a tax position be recognized in the financial statements only if it is more likely than not (greater than 50% likelihood) to be sustained upon examination by tax authorities.

As of December 31, 2024 and 2023, respectively, the Company had no uncertain tax positions that qualified for recognition or disclosure in the financial statements (ASC 740-10-50-15).

The Company also recognizes interest and penalties related to uncertain tax positions in other expense in the consolidated statement of operations (ASC 740-10-45-25). No interest and penalties were recorded for the years ended December 31, 2024 and 2023, respectively.

Valuation of Deferred Tax Assets

The Company’s deferred tax assets include certain future tax benefits, such as net operating losses (NOLs), tax credits, and deductible temporary differences. Under ASC 740-10-30-5, a valuation allowance is required if it is more likely than not that some portion, or all, of the deferred tax assets will not be realized.

The Company reviews the realizability of deferred tax assets on a quarterly basis, or more frequently if circumstances warrant, considering both positive and negative evidence (ASC 740-10-30-16).

Factors Considered in Valuation Allowance Assessment

The Company evaluates multiple factors in determining whether a valuation allowance is necessary, including:

•	Historical earnings trends (cumulative pre-tax income or losses in the most recent three-year period)
•	Future financial projections, including expected taxable income based on long-term estimates of business performance and market conditions
•	Statutory carryforward periods for net operating losses and other deferred tax assets
•	Prudent and feasible tax planning strategies that could impact the realization of deferred tax assets
•	Nature and predictability of temporary differences and the timing of their reversal
•	Sensitivity of financial forecasts to external factors such as commodity prices, market demand, and operational risks

While cumulative three-year losses are a strong indicator that a valuation allowance may be needed, ASC 740-10-30-23 states that a valuation allowance determination is not solely based on past losses—all available positive and negative evidence must be considered.

Valuation Allowance Determination

At December 31, 2024 and 2023, respectively, the Company recorded a full valuation allowance against its deferred tax assets, resulting in a net carrying amount of $0. This determination was based on cumulative losses in recent years and the lack of sufficient positive evidence to support the realization of deferred tax assets in the near term (ASC 740-10-30-24).

The Company will continue to evaluate its valuation allowance each reporting period and will recognize deferred tax assets in the future if sufficient positive evidence emerges to support their realization.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, "Compensation – Stock Compensation," using the fair value-based method. Under this guidance, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the requisite service period, typically the vesting period.

ASC 718 establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. It also applies to transactions where an entity incurs liabilities based on the fair value of its equity instruments or liabilities that may be settled using equity instruments.

In compliance with ASU 2018-07, the Company applies the fair value method for equity instruments granted to both employees and non-employees, aligning non-employee share-based payment accounting with that of employees. The fair value of stock-based compensation is determined as of the grant date or the measurement date (i.e., when the performance obligation is completed) and is recognized over the vesting period in accordance with ASC 718.

The Company determines the fair value of stock options using the Black-Scholes option pricing model, considering the following key assumptions:

•	Exercise price – The agreed-upon price at which the option can be exercised.
•	Expected dividends – The anticipated dividend yield over the expected life of the option.
•	Expected volatility – Based on historical stock price fluctuations.
•	Risk-free interest rate – Derived from U.S. Treasury securities with similar maturities.
•	Expected life of the option – Estimated based on historical exercise patterns and contractual terms.

Additionally, the Company follows the guidance under ASU 2016-09, which introduced amendments to simplify certain accounting aspects of share-based compensation, including:

•	The treatment of tax benefits and tax deficiencies in income tax reporting.
•	The option to recognize forfeitures as they occur rather than estimating them upfront.
•	Cash flow classification for certain tax-related transactions.

The Company continues to evaluate and apply the latest Accounting Standards Updates (ASUs) and interpretive releases related to stock-based compensation to ensure compliance with evolving financial reporting requirements.

Stock Warrants

In connection with certain financing transactions (debt or equity), consulting arrangements, or strategic partnerships, the Company may issue warrants to purchase shares of its common stock. These standalone warrants are not puttable or mandatorily redeemable by the holder and are classified as equity instruments in accordance with ASC 480, “Distinguishing Liabilities from Equity.”

The fair value of warrants issued for compensation purposes is measured using the Black-Scholes option pricing model, consistent with the guidance in ASC 718-10-30. However, if warrants meet the definition of derivative liabilities under ASC 815, “Derivatives and Hedging,” fair value is determined using a binomial pricing model or other appropriate valuation techniques, as required by ASC 815-40-15.

Accounting Treatment of Warrants

•	Warrants issued in conjunction with common stock issuance are initially recorded at fair value as a reduction in Additional Paid-In Capital (APIC), in accordance with ASC 815-40-25.
•	Warrants issued for services are recorded at fair value and expensed over the requisite service period or immediately upon issuance if no service period exists, as per ASC 718-10-25.
•	Warrants classified as liabilities due to settlement features or pricing adjustments are remeasured at fair value each reporting period, with changes recognized in earnings, following ASC 815-40-35.

Basic and Diluted Earnings (Loss) per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, "Earnings Per Share." The calculation of basic EPS follows the two-class method and is determined by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding, including certain other shares committed to be issued.

Basic Earnings Per Share (EPS)

Basic EPS is calculated using the two-class method, as prescribed by ASC 260-10-45-60, and is computed as follows:

•	Net earnings available to common shareholders represent net earnings to common shareholders, adjusted for the allocation of earnings to participating securities.
•	Losses are not allocated to participating securities in accordance with ASC 260-10-45-61.
•

The denominator includes common shares outstanding and certain other shares committed to be issued, such as restricted stock and restricted stock units (“RSUs”), for which no future service is required.

Diluted Earnings Per Share (EPS)

Diluted EPS is calculated under both the two-class method and the treasury stock method, and the more dilutive result is reported, as required by ASC 260-10-45-45.

•	Diluted EPS is computed by taking the sum of:

○	Net earnings available to common shareholders
○	Dividends on preferred shares
○	Dividends on dilutive mandatorily redeemable convertible preferred shares
○	Divided by the weighted average number of common shares outstanding and certain other shares committed to be issued, plus all dilutive common stock equivalents during the period, such as:

◾	Stock options
◾	Warrants
◾	Convertible preferred stock
◾	Convertible debt

•

Preferred shares and unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) qualify as participating securities under the two-class method, per ASC 260-10-45-62.

Net Loss Per Share Considerations

In computing net loss per share, unvested shares of common stock are excluded from the denominator, as required by ASC 260-10-45-48.

Participating Securities & Share-Based Compensation

Restricted stock and RSUs granted as part of share-based compensation contain nonforfeitable rights to dividends and dividend equivalents, respectively. Therefore:

•	Before the requisite service is rendered for the right to retain the award, these instruments meet the definition of a participating security under ASC 260-10-45-59.

RSUs granted under an executive compensation plan, however, are not considered participating securities because the rights to dividend equivalents are forfeitable (ASC 718-10-25).

Related Parties

The Company defines related parties in accordance with ASC 850, "Related Party Disclosures," and SEC Regulation S-X, Rule 4-08(k). Related parties include entities and individuals that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company.

Related parties include, but are not limited to:

•	Principal owners of the Company.
•	Members of management (including directors, executive officers, and key employees).
•	Immediate family members of principal owners and members of management.
•	Entities affiliated with principal owners or management through direct or indirect ownership.
•	Entities with which the Company has significant transactions, where one party has the ability to exercise control or significant influence over the management or operating policies of the other.

A party is considered related if it has the ability to control or significantly influence the management or operating policies of the Company in a manner that could prevent either party from fully pursuing its own separate economic interests.

The Company discloses all material related party transactions, including:

•	The nature of the relationship between the parties.
•	A description of the transaction(s), including terms and amounts involved.
•	Any amounts due to or from related parties as of the reporting date.
•	Any other elements necessary for a clear understanding of the transactions' effects on the financial statements.

Disclosures are made in accordance with ASC 850-10-50-1 through 50-6 and SEC Regulation S-X, Rule 4-08(k), which requires registrants to disclose material related party transactions and their effects on the financial position and results of operations.

Recent Accounting Standards

ASU 2022-02 – Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures

In March 2022, the FASB issued ASU 2022-02, which:

•	Eliminates the troubled debt restructuring (TDR) model for creditors under ASC 310, "Receivables."
•	Requires enhanced vintage disclosures related to credit losses, including gross write-offs by year of origination.
•

Updates the accounting guidance under ASC 326, "Financial Instruments – Credit Losses," to enhance disclosures regarding loan refinancings and restructurings for borrowers experiencing financial difficulty.

The Company adopted ASU 2022-02 on January 1, 2023. The adoption did not have a material impact on the Company's consolidated financial statements.

ASU 2023-07 – Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures

In November 2023, the FASB issued ASU 2023-07, which enhances disclosure requirements for reportable segments by:

•	Requiring enhanced disclosures of significant segment expenses.
•	Aligning segment reporting requirements with information regularly reviewed by management.

The Company adopted ASU 2023-07 on January 1, 2024. The adoption did not have a material impact on the Company's consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

ASU 2023-09 – Income Taxes (Topic 740): Improvements to Income Tax Disclosures

In December 2023, the FASB issued ASU 2023-09, which enhances income tax disclosure requirements by:

•	Standardizing and disaggregating rate reconciliation categories.
•	Requiring disclosure of income taxes paid by jurisdiction.

This ASU is effective for annual periods beginning after December 15, 2024, and may be applied on a prospective or retrospective basis. Early adoption is permitted.

The Company is currently assessing the impact of ASU 2023-09 on its income tax disclosures and reporting requirements.

Other Accounting Standards Updates

The FASB has issued various technical corrections and industry-specific updates that are not expected to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

Other Recent Updates

Various other ASUs have been issued that primarily contain technical corrections or industry-specific guidance. These updates are not expected to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no material effect on the consolidated results of operations, stockholders’ deficit, or cash flows.

Liquidity and Going Concern

As reflected in the accompanying consolidated financial statements, for the year ended December 31, 2024, the Company had:

•	Net loss of $8,450,552; and

•	Net cash used in operations was $32,707

Additionally, at December 31, 2024, the Company had:

•	Accumulated deficit of $22,291,520

•	Stockholders’ deficit of $4,330,672; and

•	Working capital deficit of $4,419,731

The Company anticipates that it will need to raise additional capital immediately in order to continue to fund its operations. The Company has relied on related parties for debt based funding of its operations. There is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its initiatives or attain profitable operations.

The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully expand to new markets, competition, and the need to enter into collaborations with other companies or acquire other companies to enhance or complement its product and service offerings.

There can be no assurances that financing will be available on terms which are favorable, or at all. If the Company is unable to raise additional funding to meet its working capital needs in the future, it will be forced to delay, reduce, or cease its operations.

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company had cash on hand of $222,202 at December 31, 2024.

The Company has historically incurred significant losses since inception and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the twelve months ended December 31, 2025, and our current capital structure including equity-based instruments and our obligations and debts.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Expand into new and existing markets,
•	Obtain additional debt and/or equity based financing,
•	Collaborations with other operating businesses for strategic opportunities; and
•	Acquire other businesses to enhance or complement our current business model while accelerating our growth.

Off-Balance Sheet Transactions

None.

Our Business

As mentioned above, the Company is currently pursuing an aggressive growth strategy through M&A through strategic acquisition in the private security, personnel protective equipment and defense industries. Through our subsidiaries, Sentinel Holdings Ltd. is well positioned to be at the forefront of personal protective products, private security and government contracting.

The strategic acquisition of Gladiator Solutions, Inc. made us a leading personal protective product and technology company with an established line of trusted body armor, ballistic plates and ballistic materials. The timing for this acquisition was well timed to take advantage of an expansion in demand for these products as a result of the recent fighting in the Ukraine and our efforts to supply our allies with lifesaving personal protective equipment. By exporting our products during this critical time, we are able to boost sales and brand recognition for the Gladiator line of ballistics plates while also expanding revenues for additional strategic acquisitions in the defense space.

Shortly after closing our transaction with Gladiator, the Company entered into an agreement to acquire United Security Specialists, Inc., a leading private security company with licenses in California and key guard service contracts for armed and unarmed security services.  USS is a recognized industry leader in this rapidly growing market, and this acquisition positions well for potentially uncertain times ahead where security and protective services will be increasingly shifted onto the private security industry. As this segment of the market continues to expand, we will be able to leverage the Gladiator product line for any contracts that require armed security with ballistic plates, or whenever our private security clients have security teams that require ballistic plates.

We hope to continue this trend as we expand into other security industry verticals as we identify additional acquisition candidates with disruptive, transformative or high technology defense systems and products that we can market to our existing client based at an affordable cost. We will continue to identify acquisition candidates with existing or developmental technologies for unmanned systems, space and satellite communications, electronic warfare and Command, Control, Communication, Computing, Combat, Intelligence Surveillance and Reconnaissance (“C5ISR”) Systems. Increasingly complicated compliance requirements and capital requirements will ensure that the barriers to entry in this space remain high, and we anticipate that upcoming requirements like Cyber Security Maturity Model Certification will force small businesses out of this space and away from defense contracting because they will not be able to justify the time and capital required to bid on government contracts. Moreover, the challenges with hiring quality guards, and the costs of insurance and inflation will continue to force a consolidation in the private security industry as poorly run security companies are forced out of the business.

Industry Background

In 2022, the U.S. increased its National Security Budget by 5.6% to $782,000,000,000 for Fiscal Year 2022 and approved $813,300,000,000 for Fiscal Year 2023 representing an additional 4%.  In May 2022, the Additional Ukraine Supplemental Appropriations Act, 2022, was approved providing an additional $40,000,000,000 to help support the Ukraine. Meanwhile, according to a research study published to Globe Newswire by The Insight Partners1, the homeland security market is expected to grow in size from a value of $188,990,000,000 in 2022 to $275,500,000,000 by 2028 representing a compound annual growth rate of 6.5%.

Management for the Company believes that the best way to capture this growing market is by aggressively expanding our operations through acquisition.

About Gladiator Solutions, Inc.

The Company is currently focused on building its operations in the armed and unarmed security business. As of mid-2023, we stopped selling personal protective equipment (PPE), and we currently do not sell any of these products under the Gladiator business. Looking forward, we intend to relaunch the Gladiator product line and hope to expand our offerings in the future to include some of the PPE products described herein. FOR THE AVOIDANCE OF ALL DOUBT AS OF MID-2023 WE STOPPED SELLING PPE AND WE ARE NOT CURRENTLY SELLING ANY GLADIATOR SOLUTIONS, INC. PRODUCTS.   The Company, however, expects to resume these operations in the future.

It should be noted that there are aspects of the Gladiator Solutions, Inc. operations that have been tied up in litigation and disputes since roughly mid 2023, and therefore remain in a holding pattern subject to the outcome thereof.  Once the litigation involving the Gladiator brands fully resolved, the Company plans to reinvest in the brand name, revamp the product line and relaunch the product line under the established Gladiator brand name, but until such time as these matters are resolved we will maintain the status quo and Gladiator operations will remain highly limited.

Gladiator Solutions Inc. was originally developed by Law Enforcement and Military Personnel with one simple idea…to ensure the highest level of safety and comfort, at an affordable price. Our key emphasis is to provide our customers with lighter, safer and more affordable solutions that have greater ballistic capability. Gladiator Solutions, Inc. developed a full line of hard armor plates, tactical ballistic plate carriers, soft armor inserts and vests, helmets, shields, and other ballistic products and accessories incorporate the latest materials and technology to ensure maximum protection and performance.

Gladiator products are focused on ultimate protection, extreme comfort, minimal weight products at unsurpassed value.

Gladiator products are tested and certified in accordance with protocols developed by the National Institute of Justice, US Military Specification and European Ballistics Standards.

What Sets the Gladiator Brand Apart?

The Gladiator brand was built about offering top quality solutions for Federal, State and Local Law Enforcement agencies, First Responders, National Armed forces, and Independent Security Contractors.

Unsurpassed Quality & Value

Gladiator branded products provide extreme lightweight, incredible comfort, maximum strength solutions at affordable prices, without compromising performance, durability or quality.

Round Dispersion Technology (RDT)

Gladiator ballistic plates absorb the round rather than deflecting/spalling like steel or fracturing like Ceramic. RDT spreads the kinetic energy delivered by the round from the point of impact to the surrounding area, diffusing the forces of impact over a larger area and dispersing the force of the round impact.

Testing Protocol

To ensure the highest quality solutions, we age, test and certify our NIJ & Special Threat plates to and beyond certification standards. This enables Gladiator to warranty our plates to 10 years vs. the industry standard 5 years. While most testing is conducted with the widest spread for impact points (to reduce the kinetic energy absorbed by the armor material), we target the smallest area possible with the highest concentration of kinetic energy in a localized area of impact, providing Gladiator with the confidence that we are providing the highest strength to weight ratio solution to our customers.

Materials & Composition

Gladiator products are manufactured from high strength, high durability materials. The performance of these materials enables Gladiator to provide a 10-year warranty. While other products tend to break down over time, our products are manufactured from Polyethylene and Ceramic materials, providing a long and unsurpassed service life.

Compliance

We conduct our sales in accordance with Department of Justice (DOJ) and International Traffic in Arms Regulations (ITAR).

About United Security Specialists (USS)

USS Mission

The mission of USS is to recruit right train right and respond early. Our clients should expect day-to-day quality, consistency, and professionalism. Our security personnel are more experienced, better supervised, and are dedicated to the highest level of work.

USS History

USS was built on ethics and integrity. Kyle and Henry founded this company in 2017 when they discovered a number of industry practices that were neither ethical nor acceptable. Starting USS was an exciting endeavor that had allowed them to utilize and combine their years of experience with their solid work ethic and integrity. We value every client that has partnered with us, and we work to establish a solid relationship with our team. It is the strong relationship bonds that help our company continue to grow and to serve more valued partners.

Our Guards

We have highly trained and committed professionals from law enforcement, military, and security veterans’ communities who are all specializing in providing one thing: on site, visible protection. We take pride in delivering the highest level of trust to our clients; therefore, we have a robust qualifying process to ensure all our team members are not just qualified but also enthusiastic and professional.

Our Services

We pride ourselves in providing the most reliable protection in the security guard industry. With over 10 years of experience, we have proven to be unshakable and trustworthy. To enhance our service, we implement the latest technology into our process. With our mobile app provided by SilverTrac, our guards are able to check in, make reports and take photos in real time as they patrol.

USS will also focus on adding services which customize real-time remote monitoring enhanced by artificial intelligence with timely in person security response.

USS services are grouped into three main categories:
1) On Site Protection	2) Mobile Patrol	3) Event Security

___________________________________________________________________________________

On Site Protection

As a trusted provider of security specialists in the Bay Area, we understand the importance of reliable, professional and courteous security service, especially when it involves on-site protection at your establishment. Regardless of the scale of your need, from a single guard at the reception area to deploying multiple teams of officers for warehouse protection, USS will provide your organization with a solution that fits for you and your team.

Starting with our risk assessment framework, our expertise is in efficiently and effectively developing solutions that match different combinations of business environments and their specific security needs.

Mobile Patrol

Having security specialists check in on your property on a scheduled route is a prevalent approach for many businesses that do not require a constant on-site presence. Our risk assessment team will help determine the most appropriate time frame and frequency of the patrolling route. Our licensed security specialists will carry out all of the inspection procedures designed specifically for your site according to plan. All activities are updated through our proprietary real-time reporting and location-tracking technology. We pride ourselves in utilizing the latest technology to enhance our services. With our mobile app provided by SilverTrac, our guards are able to check in, file incident reports and take photos in real time as they patrol.

___________________________________________________________________________________

Event Security

USS has an outstanding track record as a top tier event security partner. We have solid experience with security and crowd control at major concerts, outdoors events and convention center programs. Our specialists are well-trained for large events so they can easily identify potential threats and mitigate them to avoid interruptions and disturbances.   With USS as your partner, you can focus on the event agenda knowing that your employees and guests are safe, litigation risk is reduced, and your event will go off without a hitch.

___________________________________________________________________________________

Our Competitive Strengths

Our competitive edge in the security industry lies in our in-field support and quality control through responsiveness to customers, investment in field, our supervisors and our administrative support. For guard services, this allows us to minimize the #1 strategic risk for our industry, which is litigation risk. Another competitive advantage that we have is our access to a pipeline of highly professional, military-trained and experienced personnel for our high-end clients facing significant threats such as synagogues and schools.

In the protective products industry, our strength is the unsurpassed quality and value of our products. Not only are our products light weight and comfortable, but we are able to provide the maximum level of ballistic protection at affordable prices, and without compromising performance, durability or quality.

Our desire to drive innovation and create ever lighter, stronger, more practical and effective products and protection solutions is what drives us. As a lean, flexible and nimble company, we are constantly challenging the status quo within our organization, and we are never set in our ways. Through innovation we are able to deliver a lighter, thinner and more effective for ballistic protective plate for law enforcement, military and responsible civilians.

We are always working harder to strengthening the Gladiator community by raising our standards of customer service and overall customer satisfaction. Our team is an industry leader in customer service, and we achieve this by delivering products much faster that our competition, usually within 4-6 weeks while providing timely updates throughout the production process.

Our Growth and Marketing Strategy

The elements of our growth strategy start with our commitment to continuous capital reinvestment into our Company, its subsidiaries and our strategic industry partners. We lead by example and set the pace for our industry in order to attract the leading regional security companies and protective products companies to join us as stakeholders. The core of our business growth strategy is to engage directly with our community stakeholders in growing urban markets where the breakdown of cultural values and community investment has left a vacuum of need.

Risks Associated with Our Business

Our business is subject to numerous risks, which are more fully described in the section entitled “Risk Factor” beginning on page 14 of this document. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

As a result of these risks and other risks there is no guarantee that we will experience growth or profitability in the future.

Recent Developments

There are several trends that provide opportunities and risks for USS:

o	The breakdown and underfunding of traditional law enforcement leading to passive response to riots, resulting break-ins, shoplifting, and property destruction on the large scale (See Portland 2020).
o	The rise of the lawless corollary on the small scale with burgeoning vagrancy, break-ins and theft (e.g., catalytic converters in automobiles, construction materials such as tools and copper conduit).
o

The refusal of cities to enforce vagrancy laws and suppress the crime associated with chronic criminal trespassing and its detrimental effect on business. This leads to a transfer of burden to business owners who turn to private security companies to mitigate. This applies to all sectors – residential, commercial and municipal.

o

Finally, the sense of personal physical risk has been heightened in culture leading to the need to provide protection to employees and residents. For example, employees want protection as they come and go to their vehicle in areas of high crime.

Our Corporate Information

Our principal executive offices, and the principal executive offices of Gladiator and USS, are located at 9160 South 300 West, #101 Sandy, UT 84070. Our telephone number is (801)706-9429. Our Internet website addresses are https://gladiatorsolutions.com and https://www.usselite.com. The information contained on, or that can be accessed through, our website is not a part of this document. We have included our website address in this document solely as an inactive textual reference.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the condensed consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management makes estimates that affect certain accounts including deferred income tax assets, accrued expenses, fair value of equity instruments and reserves for any other commitments or contingencies. Any adjustments applied to estimates are recognized in the period in which such adjustments are determined.

Recent Accounting Pronouncements

See Note 2 of the accompanying consolidated financial statements for a discussion of recently issued accounting standards.

Employees

As of December 31, 2024, we had 168 employees, one of whom is employed as CFO for the Company and its subsidiaries on a full-time basis by the main operating subsidiary, United Security Services.  Out of the 168 employees the Company had 152 full time employees and 16 part-time employees.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, state of residence, ages and positions of (i) our current executive officers and directors, and (ii) our director nominees who will become directors upon the effectiveness of this offering.

Name	Age	Positions Held
Executive Officers
Kip Eardley	65	Principal Executive Officer, President and Director
Ray Sheets	59	Principal Chief Financial Officer, Secretary and Treasurer
Non-Employee Directors
Dean Polizzotto	56	Director
Brett Bertolami	55	Director

Executive Officers

Kip Eardley, 65, has served as our Principal Executive Officer, President and director since January 23, 2015. Mr. Eardley is the president and a director of Sentinel Holdings Ltd. since 2015.  He is the CEO and president of Capital Advisors, LLC, which has specialized in corporate finance and restructuring and as a business development consultant since 1989.  Capital Advisors has had a primary focus of assisting companies with business development and corporate finance for private and public corporations. Since 2011 Mr. Eardley has directed his interests and efforts into the corporate security, real estate development and the energy spaces. Mr. Eardley currently serves as the Principal Executive Officer, President and Director of Sentinel Holdings Ltd.. His goals are to facilitate business growth internally and through acquisitions as an owner, principle, or advisor, as he has done for more than 75 private and publicly traded companies. He is experienced in corporate turn-around strategies, restructuring, debt resolution, commercial lending, and M & A activity for private and public corporations, which will enhance the growth of the Sentinel Holdings Ltd.. Mr. Eardley currently serves as the Principal Executive Officer, President and Director of Sentinel Holdings Ltd.. We believe he is qualified to serve on our board of directors due to the valuable extensive experience he brings and his knowledge of our industry.

Ray Sheets, 58, has served as our Chief Financial Officer, Secretary and Treasurer since July 6, 2021. Mr. Sheets has a Bachelor of Science in Business Administration majoring in accounting with a minor in finance, marketing and economics. He then obtained his CPA certification while working for a small accounting firm specializing in government audits and small business and individual taxes. While working he attended night school at Cleveland Marshal College of Law where he obtained a Law Degree. While attending Law School Raymond opened his own accounting firm specializing in small business taxes and consulting which is still operating today. While in Law School Raymond became a serial entrepreneur leading to multiple business ownership. Raymond purchased or co-founded multiple business maintaining hands on management in multiple ventures with more than 500 individuals. Mr. Sheets currently serves as the Principal Financial Officer, CFO, Secretary, Treasurer of Sentinel Holdings Ltd..

Non-Employee Directors

Dean Polizzotto, 55, has severed as a member of our board of directors since December 21, 2021.  Mr. Polizzotto is the Director of international procurement J.P. Instruments for facilities in California, Hong Kong and Shanghai, leading a team of 16 employees to organize and source manufacturers for electronic hardware, injection molded parts, and machined aircraft parts, and act as the liaison between manufacturers overseas in China, Taiwan, Hong Kong, Korea and Singapore, and J.P. Instruments. Mr. Polizzotto has a broad familiarity with a majority of avionics systems for both commercial and light aircraft and is familiar with the operation of GPS based navigation instrumentation, as well as military drone propulsion systems, aircraft fuel flow meters and engine data and temperature analyzers.

Mr. Polizzotto completed a SJD (Doctor of Juridical Science) and LLM Degree in Chinese Law from the University of Hong Kong where he Studied all aspects of Chinese law, government, politics, including Chinese and international financial markets, international trade, Chinese bankruptcy law, current trends in international finance, Chinese trade law, the WTO framework and China’s reform as part of its WTO commitments and completed Juris Doctorate from the Chapman University College of Law.  Dean Polizzotto currently serves as a Director of Sentinel Holdings Ltd..

Brett Bertolami, 54, has served as a member of our board of directors since July 6, 2021.  Mr. Bertolami has a degree in Economics and Psychology from UNC Charlotte and has used his education to benefit his career which has been primarily in the automotive industry and investing. Brett served in all aspects of the new and used automotive industry, from mechanic to manager of retail and fleet sales, as well as general manager and owner of a successful Ford dealership in Charlotte. For the past 10 years, Mr. Bertolami has served as an advisor to, and director of, various private and public corporations and funded and managed the construction of residential projects. Brett is also an active investor in the stock market and emerging growth companies. Mr. Bertolami currently serves as a Director of Sentinel Holdings Ltd..

Appointment of Officers; Family Relationships

Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Board Composition

Our board of directors currently consists of three members: Messrs. Eardley, Polizzotto and Bertolami.  Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

Our articles of incorporation and bylaws provide that the authorized number of directors shall be not less than one or more than seven persons.  Within such limits, the number of directors shall be determined by resolution of the board of directors. Our bylaws also provide that any vacancy on our board of directors, including a vacancy resulting from an expansion of our board of directors, may be filled by vote of a majority of our directors then in office, although less than a quorum or by a sole remaining director.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board Committees

We do not currently have regularly scheduled quarterly Board meetings, nor do we have standing audit, nominating or compensation committees of our Board of Directors, or any committee performing similar functions. Our Board of Directors performs the functions of audit, nominating and compensation committees.  As of the date of this report, no member of our Board of Directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation SK promulgated under the Securities Act.

The Company is evaluating expansion of its current Board of Directors, including the addition of an independent board member with sufficient accounting and financial experience to chair an audit committee, as well as creating charters for its contemplated audit committee and compensation committee.  Our board of directors expects to establish standing committees in connection with the discharge of its responsibilities.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following this offering, a copy of the code will be made available on the investor relations section of our website, which is located at 9160 South 300 West #101, Sandy, Utah, 84070. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Diversity

Upon formation of our nominating and corporate governance committee they will be responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may consider many factors, including but not limited to the following:

•personal and professional integrity;

•ethics and values;

•experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•professional and academic experience relevant to our industries;

•experience as a board member of another publicly held company;

•strength of leadership skills;

•experience in finance and accounting and/or executive compensation practices;

•ability to devote the time required for preparation, participation and attendance at board of directors’ meetings and committee meetings, if applicable;

•background, gender, age and ethnicity;

•conflicts of interest; and

•ability to make mature business judgments.

Following the closing of this offering, our board of directors will evaluate each individual in the context of the board of directors as a whole, with the objective of ensuring that the board of directors, as a whole, has the necessary tools to perform its oversight function effectively in light of our business and structure.]3

Non-Employee Director Compensation

Prior to this offering, our non-employee directors received a quarterly cash retainer of $0.00.

Upon completion of this offering, our non-employee directors will receive a quarterly cash retainer of $0.00. In addition, we will reimburse all of our directors for travel and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

Environmental, Social and Governance

We believe that how we manage our impact on the environment and climate change; how we manage our relationships with employees, suppliers, customers and the communities where we operate; and the accountability of our leadership to our stockholders are critically important to our business. We are especially committed to supporting our employees and fostering a culture of diversity and inclusion that makes our employees feel safe, empowered and engaged.

After completion of this offering, we will be engaging resources to focus on a broader Environmental, Social and Governance (ESG) program across our business. We are targeting to complete an ESG assessment by the end of the year. This assessment will help us prioritize our ESG strategies going forward.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our current executive officers, Kip Eardley, our President, CEO, and Ray Sheets, our Chief Financial Officer, Secretary and Treasurer. We refer to these individuals as our “named executive officers.”

Compensation Philosophy

Following the closing of this offering, we expect that our compensation program for our executive officers will consist of the following components:

•base salary;

•cash bonuses; and

•equity-based incentive awards.

Base Salary

Base salary is an important component of executive compensation because it provides executives with an assured level of income, assists us in attracting executives and recognizes different levels of responsibility and authority among executives. The determination of base salaries is based upon the executive’s qualifications and experience, scope of responsibility and potential to achieve the goals and objectives established for the executive. Additionally, contractual provisions in executive employment agreements, past performance, internal pay equity and comparison to competitive salary practices are also considered.

Cash Bonus Plan

To date, there is no formal cash bonus plan for any of our named executive officers.

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2024, and December 31, 2023, compensation awarded to or paid to, or earned by, our President, Chief Executive Officer and Chief Financial Officer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		All Other Compensation ($)	Total ($)
Kip Eardley	2023	$-	$-	$	***	$-	$-
(President, CEO)	2024	$113,926	$-		$-	$-	$113,926

Ray Sheets	2023	$80,000	$-	$	***	$-	$80,000
(CFO, Treasurer, Secretary)	2024	$-	$-	$	***	$-	$-

Narrative Disclosure to Summary Compensation

Kip Eardley - Effective July 2021, the Company issued common shares to Kip Eardley, the Company’s President and Director for services rendered through the 2023 calendar year.  Mr. Eardley has entered into an Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company, a form copy of which is attached hereto as Exhibit 10.2.

Ray Sheets - Effective July 2021, the Company issued common shares to Ray Sheets as the Company’s Secretary, Treasurer and CFO. In June of 2023 Mr. Sheets entered into an employment agreement with the Company’s wholly owned subsidiary as its CFO on a full-time basis by the Company’s main operating subsidiary, United Security Services. Mr. Sheets has also entered into an Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company, a form copy of which is attached hereto as Exhibit 10.2.

Executive Employment

On April 25, 2024, we memorialized our at-will employment agreements with each of Messrs. Eardley and Sheets.

The employment agreements currently do not provide for a minimum annual base salary for Mr. Eardley or for Mr. Sheets. The employment agreements do not provide for any target bonuses for Mr. Eardley or for Mr. Sheets. The employment agreements do not require us to compensate the executives or provide them with benefits if their employment is terminated.

Messrs. Eardley and Sheets or the Company may terminate their employment agreement for any reason, with or without notice at any time.

Equity Awards

Compensation of Directors

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	All Other Compensation ($)	Total ($)
Kip Eardley	2023	$-	$-	$	***	$-	$-
(Director)	2024	$113,926	$-	$	***	$-	$113,926

Ray Sheets	2023	$80,000	$-	$	***	$-	$80,000
(Director)	2024	$64,231	$-	$	***	$-	$64,231

Dean Polizzotto	2023	$-	$-	$	***	$-	$-
(Director)	2024	$-	$-	$	***	$-	$-

Brett Bertolami	2023	$-	$-	$	***	$-	$-
(Director)	2024	$10,000	$-	$	***	$-	$10,000

Narrative Disclosure to Summary Compensation

***Kip Eardley - Effective July 2021, the Company issued 250,000 common shares as compensation for services to Kip Eardley, the Company’s President and Director. The term of the employment agreement runs through December 2024.  These shares were fully earned and paid to Mr. Eardley in 2021, however this equity award was intended to cover all of Mr. Eardley’s services to the Company through the year 2023.  Mr. Eardley has entered into an Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company, a form copy of which is attached hereto as Exhibit 10.2.

***Ray Sheets - Effective July 2021, the Company issued 250,000 common shares of the Company to Ray Sheets, the Company’s Treasurer, Secretary and CFO. The term of the employment agreement runs through December 2024.  These shares were fully earned and paid to Mr. Sheetz in 2021, however this equity award was intended to cover all of Mr. Sheet’s services to the Company through the year 2024.  In June of 2023 Mr. Sheets entered into an employment agreement with the Company’s wholly owned subsidiary as its CFO on a full-time basis by the Company’s main operating subsidiary, United Security Services.  Mr. Sheets has also entered into an Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company, a form copy of which is attached hereto as Exhibit 10.2.

***Dean Polizzotto - Effective July, the Company issued 250,000 common shares of the Company to Dean Polizzotto, the Company’s Director. The term of the employment agreement runs through December 2024.  These shares were fully earned and paid to Mr. Polizzotto  in 2021, however this equity award was intended to cover all of Mr. Polizzotto’s services to the Company through the year 2024.  Mr. Polizzotto has entered into an Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company, a form copy of which is attached hereto as Exhibit 10.2.

***Brett Bertolami - Effective July 2021, the Company issued 250,000 common shares of the Company to Bret Bertolami, the Company’s Director. The term of the employment agreement runs through December 2024.  These shares were fully earned and paid to Mr. Bertolami in 2021, however this equity award was intended to cover all of Mr. Bertolami’s services to the Company through the year 2024.  Mr. Bertolami has entered into an Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company, a form copy of which is attached hereto as Exhibit 10.2.

Equity Awards

***On July 20, 2021, as compensation for services, the Company issued 250,000 shares of common stock equivalent to $125,000 to Kip Eardley the Company’s President and Director.  These shares were fully earned and paid to Mr. Eardley in 2021, however this equity award was intended to cover all of Mr. Eardley’s services to the Company through the year 2023.

***On July 20, 2021, as compensation for services performed, the Company issued 250,000 shares of common stock equivalent to $125,000 to Ray Sheets the Company’s Treasurer, Secretary and Director.  These shares were fully earned and paid to Mr. Sheetz in 2021, however this equity award was intended to cover all of Mr. Sheet’s services to the Company through the year 2024.

***On July 20, 2021, as compensation for services performed, the Company issued 250,000 shares of common stock equivalent to $125,000 to Brett Bertolami the Company’s Director.  These shares were fully earned and paid to Mr. Bertolami in 2021, however this equity award was intended to cover all of Mr. Bertolami’s services to the Company through the year 2024.

***On December 27, 2021, as compensation for services performed, the Company issued 250,000 shares of common stock equivalent to $125,000 to Dean Polizzotto the Company’s Director.  These shares were fully earned and paid to Mr. Polizzotto in 2021, however this equity award was intended to cover all of Mr. Polizzotto’s services to the Company through the year 2024.

Indemnification of Directors and Officers

We are a Nevada corporation governed by the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of a final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of the NRS provides that the articles of incorporation, the bylaws, or an agreement may require a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

Our articles of incorporation provide that, except in some specified instances, our directors and officers shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors and officers, except liability for the following:

•acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or

•the payment of distributions in violation of NRS 78.300, as amended.

In addition, our articles of incorporation and bylaws provide that we must indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by the NRS. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person against such liability and expenses.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Set forth below are summaries of related person transactions for Sentinel Holdings Ltd. covering the periods indicated. It is our intention to ensure that all future transactions, if any, between us and related persons are approved by our audit committee or a majority of the independent and disinterested members of our board of directors (except for compensation arrangements, which are approved by our compensation committee), and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties. See “Policies and Procedures for Related Person Transactions” below.

Certain Relationships and Related Transactions

None.

Corporate Governance and Director Independence

The Company has not:

•

established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the board of directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time.

As of the date hereof, the entire board serves as the Company’s audit committee.

Indemnification of Officers and Directors

Our articles of incorporation and our bylaws provide that we will indemnify our directors and officers with respect to certain liabilities, expenses and other accounts imposed upon them because of having been a director or officer, except in the case of (i) acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of distributions in violation of NRS 78.300, as amended. See “Description of Capital Stock–Limitation on Liability and Indemnification of Directors and Officers” on page 58 of this prospectus.

Policies and Procedures for Related Person Transactions

Our board of directors will adopt a written policy with respect to related person transactions, which will become effective at the time of this offering. This policy will govern the review, approval or ratification of covered related person transactions. The audit committee of our board of directors will manage this policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant, and the amount involved exceeds the applicable dollar threshold set forth under Item 404 of Regulation S-K and in which any related person had, has or will have a direct or indirect material interest. As defined in Item 404 of Regulation S-K, “related person” generally includes our directors (and director nominees), executive officers, holders of more than 5% of our voting securities, and immediate family members or affiliates of such persons.

The policy will generally provide that we may enter into a related person transaction only if:

•the audit committee pre-approves such transaction in accordance with the guidelines set forth in the policy,

•the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the audit committee (or the chairperson of the audit committee) approves or ratifies such transaction in accordance with the guidelines set forth in the policy,

•the transaction is approved by the disinterested members of the board of directors, or

•the transaction involves compensation approved by our compensation committee.

The policy will provide that all related person transactions will be disclosed to the audit committee, and all material related person transactions will be disclosed to the board of directors. Additionally, all related person transactions requiring public disclosure will be properly disclosed, as applicable, on our various public filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting securities as of December 31, 2024, by:

•	each person, or group of affiliated persons, known by us who will beneficially own more than 5% of any class of our voting capital stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The table is based on information provided to us by our directors, executive officers and principal stockholders. Beneficial ownership is determined in accordance with the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including stock options and warrants that are exercisable within 60 days of December 31, 2024. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of voting capital stock shown as beneficially owned by them. Shares of voting capital stock underlying derivative securities, if any, that are currently exercisable or exercisable within 60 days after June 30, 2024 are deemed to be outstanding in calculating the percentage ownership of the applicable person or group but are not deemed to be outstanding as to any other person or group.

Percentage of common stock is based on 9,371,429 shares of our common stock issued and outstanding as of December 31, 2024.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Sentinel Holdings Ltd., 9160 South 300 West, #101 Sandy, UT 84070.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth, as of December 31, 2024, certain information with regard to the record and beneficial ownership of the Company’s common stock by (i) each person known to the Company to be the record or beneficial owner of 5% or more of the Company’s common stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all executive officers and directors of the Company as a group:

Name	Shares of Common Stock Beneficially Owned	Percent of Class	Total	Voting Percentage for all Classes (fully-diluted)(1)
Kip Eardley(2)	250,000	2.66%	250,000	1.3%

Dean Polizzotto(2)	250,000	2.66%	250,000	1.3%

Raymond W Sheets(2)	250,000	2.66%	250,000	1.3%

Brett Bertolami(2)	250,000	2.66%	250,000	1.3%

Mercey Falls and CN Corp(3)	500,000	5.33%	500,000	2.6%

Huntsman Holdings, Inc.(4)	500,000	5.33%	500,000	2.6%

Michelle Turpin	750,000	8.00%	750,000	3.9%

Kyle Madej	1,140,000	12.16%	1,140,000	5.9%

Three Rivers Consulting, LLC(5)	1,150,700	12.27%	1,150,700	6.0%

All Directors/Director nominees and executive officers as a group (4 persons)	1,000,000	10.67%	1,000,000	5.2%

(1)	Based on 20,864,129 fully diluted votes based on 400,000 shares of Series A Preferred Stock voting at a rate of 30:1

(2)	Denotes an Officer or Director of the Company.

(3)	Mercey Falls and CN Corp is beneficially owned by Lieba Chanin, its sole officer and director.

(4)	Huntsman Holdings, Inc. is beneficially owned by Hunter Nevitt, its sole officer and director.

(5)	Three Rivers Consulting, LLC is beneficially owned by Brian Jacobelli, its sole member and owner.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. We are incorporated in the State of Nevada. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Nevada law.

Authorized Capital Stock

We are authorized to issue up to 90,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which 2,000,000 shares have been designated Series A Preferred Stock, and 1,000,000 shares have been designated Series B Convertible Preferred Stock. As of the date of this prospectus, we have 9,371,429 shares of common stock outstanding, 400,000 shares of Series A Preferred Stock outstanding and 50,000 shares of Series B Convertible Preferred Stock outstanding.

Common Stock

The following summarizes the rights of holders of our common stock:

•each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;

•subject to preferences that may apply to shares of preferred stock that may be issued and outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors;

•upon our liquidation, dissolution or winding up, the holders of our shares of common stock are entitled to receive a pro rata portion of all of our assets remaining for distribution after satisfaction of all its liabilities and the payment of any liquidation preference of any then outstanding preferred stock;

•there is no redemption or sinking fund provisions applicable to our common stock; and

•there are no preemptive or conversion rights applicable to our common stock.

Preferred Stock

Our board of directors is authorized to issue from time to time, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with dividend, redemption, conversion, exchange, voting and other provisions as may be provided in that particular series. The issuance need not be approved by our common stockholders.

The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding voting stock.

Series A Preferred Stock

Shares of Series A Preferred Stock have no preferences as to dividends or liquidation rights.  With respect to all matters upon which shareholders are entitled to vote, each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast thirty (30) votes in person or by proxy for each share of Series A Preferred Stock standing in such holder’s name.  Shares of Series A Preferred Stock have no redemption or conversion rights.

Series B Convertible Preferred Stock

In the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders of Series B Convertible Preferred Stock are entitled to be paid out of the assets available for distribution an amount in cash equal to $0.05 per share plus all unpaid dividends previously declared thereon to the date of final distribution.  No distribution shall be made on any common stock or other series of preferred stock by reason of any voluntary or involuntary liquidation, dissolution or winding up unless each holder of Series B Convertible Preferred Stock receives all amounts to which such holder is entitled.  In the event the assets available for distribution to holders of Series B Convertible Preferred Stock are insufficient to pay such holders the full amounts to which they would otherwise be entitled, the assets available for distribution shall be distributed to them pro rata.

Each share of Series B Convertible Preferred Stock is equal to ten (10) shares of common stock for voting purposes.

Any payment of any dividend or redemption of the Series B Convertible Preferred Stock is subordinate to payment in full of all indebtedness of us to any financial institution.  Furthermore, we have the right to redeem shares of Series B Convertible Preferred Stock at any time after issuance pursuant to at least thirty (30) days written notice at a redemption price of $0.25 per share, plus any unpaid dividends, if applicable, on such shares as of the redemption date.

At the option of the holder of Series B Convertible Preferred Stock, upon ten (10) days written notice the holder may convert any portion of such holder’s Series B Convertible Preferred Stock to shares of common stock at a ratio of one (1) share of Series B Convertible Preferred Stock for fifty (50) shares of common stock.

Anti-Takeover Effects of Nevada Law and our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our articles of incorporation, and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue shares of preferred stock, which was previously authorized but remain undesignated, other than the Series A Preferred Stock and Series B Convertible Preferred Stock, with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Action by Written Consent

Our bylaws allow for any action that may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholders Not Entitled to Cumulative Voting

Our articles of incorporation do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Nevada Business Combination Statutes

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquire crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Amendment to Charter Provisions

The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

Trading

Our common stock is quoted on the OTC under the symbol “SNTL”.

Transfer Agent

Colonial Stock Transfer Company, Inc. serves as transfer agent and registrar for our common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non- U.S. Holder’s particular circumstance, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•U.S. expatriates and former citizens or long-term residents of the U.S.

•persons subject to the alternative minimum tax;

•persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•banks, insurance companies and other financial institutions;

•brokers, dealers or traders in securities;

•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•tax-exempt organizations or governmental organizations;

•persons deemed to sell our common stock under the constructive sale provisions of the Code;

•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•tax-qualified retirement plans;

•“qualified foreign pension funds” and entities all of the interests of which are held by qualified foreign pension funds; and

•persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•an individual who is a citizen or resident of the U.S.;

•a corporation or entity treated as a corporation that is created or organized under the laws of the U.S., any state thereof, or the District of Columbia;

•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S..

Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the U.S. to which such gain is attributable).

•the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

Gain described in the third bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we are a USRPHC and either our common stock is not regularly traded on an established securities market or a Non-U.S. Holder holds more than 5% of our common stock, actually or constructively, during the applicable testing period, such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the holder either certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the U.S. generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS also may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertakes to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies currently to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2021, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

SELLING SECURITY HOLDERS

This prospectus covers the sale by the selling security holders of up to 3,185,000 shares of common stock.

The exercise price of our common stock issuable upon exercise of the Purchase Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described therein.

Although we have not entered into any registration rights agreement or granted any registration rights in connection with the issuance and sale of the units in the private placement, we have elected to register for resale the shares of common stock issued in the private placement and the shares of common stock issuable upon exercise of the Purchase Warrants.

Selling Security Holder Table

This prospectus covers the sale by the selling security holders of up to an aggregate of 3,185,000 shares of common stock. We are registering the shares of common stock in order to permit the selling security holders to offer the shares for resale from time to time. The selling security holders have not had any material relationship with us within the past three years.

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling security holders. The second column lists the number of shares of common stock beneficially owned by the selling security holders, based on their respective ownership of shares of common stock as of May 1, 2025.

The third column lists the shares of common stock being offered by this prospectus by the selling security holders. The selling security holders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The fourth column assumes the sale of all of the shares of common stock offered by the selling security holders under this prospectus.

Except as disclosed in the footnotes to the table below, each of the selling security holders has represented to us that it is not a broker-dealer, or affiliated with or associated with a broker-dealer, registered with the SEC or designated as a member of the Financial Industry Regulatory Authority. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders listed below.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated by footnote, all shares of common stock underlying derivative securities, if any, that are currently exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding for the purpose of calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.

Name of	Shares of Common Stock Beneficially Owned	Maximum Number of shares of Common Stock to be Sold Pursuant to this	Shares of Common Stock Beneficially Owned After Offering (2)
Beneficial Owner	Prior to Offering	Prospectus (1)	Number	Percentage
Todd Adler	25,000	25,000	0
Anthony Amato Sr.	25,000	25,000	0
Robert Brown	50,000	50,000	0
Theresa Ann Ellbogen	100,000	100,000	0
Lee Ferry	125,000	125,000	0
Curtis Hayslip	50,000	50,000	0
Joseph Lando	25,000	25,000	0
Legacy Portfolio Management FBO	125,000	375,000	0
Legacy Portfolio Management	100,000	300,000	0
Jack Lenhart	50,000	50,000	0
Steve McDonough	50,000	50,000	0
Lora Mikolaitis	25,000	25,000	0
Michael Montano	50,000	50,000	0
Lenny Morales	100,000	200,000	0
David Neesmith	25,000	25,000	0
Orion 4 LLC	450,000	350,000	100,000	0.95%
Thomas Phillips	200,000	200,000	0
Anthony Reulbach	167,500	167,500	0
Joseph Reulbach	17,500	17,500	0
Chris Robinson	75,000	75,000	0
Six Twenty Capital Management, LLC	50,000	50,000	0
Tiger Trout Capital Puerto Rico LLC	250,000	750,000	0
Michelle Turpin	750,000	100,000	650,000	6.23%

(*)Indicates beneficial ownership of less than 1%.

(1)Amount includes 2,135,000 shares of common stock and 1,050,000 shares of common stock issuable upon exercise of the Purchase Warrants.

(2)Assumes all shares being offered under this prospectus are sold. The percentage of beneficial ownership after the offering is based on 10,421,429 shares of common stock, consisting of 9,371,429 shares of common stock outstanding as of April __, 2025 and the additional 1,050,000 shares of common stock underlying the exercise of warrants offered under this prospectus.

PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of these shares by the selling security holders after the date of this prospectus. We will not receive any proceeds from the sale of the shares by the selling security holders. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling security holders will offer and sell the shares of common stock at a fixed price of $3.50 per share until our common stock is quoted on an established public trading market, at which time the shares may be sold at prevailing market prices or privately negotiated prices. However, there is currently no established public trading market for our common stock, and we cannot assure you that a significant market will develop.

The selling security holders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly to purchasers or through agents designated from time to time. In connection with the sales, the selling security holders may enter into agreements with broker-dealers or agents who may receive commissions or fees from the selling security holders or the purchasers of the shares.

The shares of common stock may be sold by the selling security holders using one or more of the following methods:

-Direct Sales: Sales made directly to purchasers without the involvement of underwriters or agents.

-Brokered Transactions: Sales effected through agents who solicit or receive offers to purchase the shares.

Under the securities laws of certain states, the shares of common stock may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

We have advised the selling security holders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to their sales of shares in the market. We have agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective during the period the selling security holders are offering and selling the shares covered by this prospectus.

There can be no assurance that any selling security holder will sell any or all of the shares of common stock registered pursuant to the registration statement.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by JPF Securities Law, LLC in Dallas, Texas.

The Company is subject to litigation claims arising in the ordinary course of business. The Company records litigation accruals for legal matters which are both probable and estimable and for related legal costs as incurred. The Company does not reduce these liabilities for potential insurance or third-party recoveries.

As of December 31, 2024 and December 31, 2023, respectively, the Company was engaged in litigation with Strategic Funding Source, Inc. d/b/a Kapitus, a New York Corporation as Plaintiff against Gladiator Solutions, Inc. an Arizona Corporation, Sentinel Holdings Ltd. a Nevada Corporation and Matthew C. Materazo an individual Cas No. 24cv438754, with an unlimited Civil Cross-Complaint Gladiator Solutions, Inc. an Arizona Corporation, Sentinel Holdings Ltd. a Nevada Corporation Cross-Complainants vs. Matthew C. Materazo.  This litigation involves a dispute over financing that was procured without approval or knowledge of the Company by Matthew C. Materazo to the detriment of Gladiator Solutions, Inc. and its shareholders.  This complaint was initially filed by Strategic Funding Source against Gladiator Solutions for breach of a loan agreement.  The plaintiff alleges Gladiator owes $100,098.  The Plaintiff also added James Maritime Holdings as an “alter ego” defendant.  The Company filed an Answer to the Complaint, asserting that Gladiator’s former President Matt Materazo obtained the loan without authority or consent from Gladiator or James Maritime, and the Company filed a Cross-Complaint against Matt Materazo for this unauthorized loan.  We believe a settlement with the plaintiff can be reached, and we plan to pursue claims against Mr. Materazo for indemnity for any payments made by Gladiator to settle this case.

Tim Running v. United Security Specialists, Inc. involves a wage and hour class action filed by USS employee Tim Running against USS.  The Company filed a Motion to compel arbitration of these claims and the court hearing on this motion is set for January 29, 2025.  The Company anticipates negotiating a settlement with this plaintiff.

Josue Ceballes v. United Security Specialists, Inc. is a wage and hour class action filed by USS employee Tim Running against USS.  The Plaintiff agreed to submit this claim to arbitration and the class action was dropped.  The Company anticipates negotiating a settlement with this plaintiff.

Redwood Fire & Casualty Ins. Co. v. United Security Specialists, Inc.is a case against USS and James Maritime Holdings for unpaid workers comp insurance premiums.   The unpaid balance was $36,947.  The Company negotiated a settlement for this claim in the amount of $4,000 per month for nine months.

Saratoga Office Center Corp.  v. United Security Specialists and James Maritime Holdings is a claim filed by the prior landlord against USS for unpaid office rent.  The total amount allegedly owed was $124,358.  The Company negotiated a settlement for $65,000, which is subject to a monthly payment plan.  The final payment was due in January 2025 but it was paid early and is now fully paid off.

EXPERTS

The financial statements included in this prospectus and the registration statement have been audited by Bush & Associates CPA, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement which report expresses an unqualified opinion on the financial statements. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1/A filed with the SEC, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Accordingly, we refer you to the registration statement, including the exhibits and schedules thereto, for further information about us and the shares of common stock to be sold in this offering. Statements or summaries in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or document is filed as an exhibit to the registration statement, each statement or summary is qualified in all respects by reference to the exhibit to which the reference relates. Our filings with the SEC, including the registration statement, are also available to you for free on the SEC’s internet website at www.sec.gov.

Upon completion of this offering, we will become subject to the informational and reporting requirements of the Exchange Act and, in accordance with those requirements, will file periodic reports, proxy and information statements and other information with the SEC. You will be able to inspect and copy these periodic reports, proxy and information statements and other information at the addresses set forth above. In addition, you will be able to request a copy of any of our periodic reports filed with the SEC at no cost, by writing or telephoning us at the following address:

Investor Relations

Sentinel Holdings Ltd.

9160 South 300 West, #101

Sandy, UT 84070

(801) 706-9429

We also currently intend to maintain an internet website at https://www.usselite.com following the completion of this offering. Information contained on or accessible through our website is not part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Item 8. Financial Statements and Supplementary Data.

SENTINEL HOLDINGS, LLC AND SUBSIDIARIES

(F/K/A JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders of

James Maritime Holdings, Inc.

OPINION ON THE CONSOLIDATED FINANCIAL STATEMENTS

We have audited the accompanying consolidated balance sheet of James Maritime Holdings, Inc. (the “Company”) as of December 31, 2024, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred continuing losses and has obligations for significant cash payments in the next year that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BASIS FOR OPINION

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

CRITICAL AUDIT MATTERS

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

April 28, 2025

PCAOB ID Number 6797

F-2

James Maritime Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2024	December 31, 2023

Assets

Current Assets
Cash	$222,202	$45,551
Accounts receivable - net	224,704	720,112
Prepaids and other	8,171	42,724
Total Current Assets	455,077	808,387

Due from related party	-	7,400

Intangible assets - net	-	2,088,274

Property and equipment - net	105,000	159,142

Operating lease - right-of-use asset	259,666	346,986

Total Assets	$819,743	$3,410,189

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable and accrued expenses	$3,528,655	$1,669,908
Due to related parties	-	7,960
Notes payable - net	411,890	536,251
Convertible notes payable	35,000	35,000
Loans payable	477,840	760,842
Derivative liabilities	338,061	175,045
Operating lease liability	83,362	81,805
Total Current Liabilities	4,874,808	3,266,811

Long Term Liabilities
Notes payable - net	-	110,287
Loans payable - net	67,800	67,800
Operating lease liability	207,807	288,413
Total Long Term Liabilities	275,607	466,500

Total Liabilities	5,150,415	3,733,311

Commitments and Contingencies

Stockholders' Deficit
Preferred stock - $0.001 par value; 10,000,000 authorized	-	-
Series A Preferred stock - $0.001 par value; 2,000,000 shares authorized 400,000 shares issued and outstanding, respectively	400	400
Series B Convertible Preferred stock - $0.001 par value; 1,000,000 shares authorized 50,000 shares issued and outstanding, respectively	50	-
Common stock - $0.001 par value, 90,000,000 shares authorized 9,371,429 and 9,064,129 shares issued and outstanding, respectively	9,371	9,064
Additional paid-in capital	18,212,182	13,769,537
Accumulated deficit	(22,291,520)	(13,915,927)
Deficit attributable to stockholders of Sentinel Holdings Ltd	(4,069,517)	(136,926)
Accumulated other comprehensive loss	(261,155)	(186,196)
Total Stockholders' Deficit	(4,330,672)	(323,122)

Total Liabilities and Stockholders' Deficit	$819,743	$3,410,189

The accompanying notes are an integral part of these consolidated financial statements

F-3

Sentinel Holdings Ltd and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

	For the Years Ended December 31,
	2024	2023

Sales - net	$4,605,338	$8,820,348
Cost of goods sold	4,191,878	6,053,710
Gross profit	413,460	2,766,638

General and administrative expenses	5,828,300	3,542,186
Loss on impairment of intangible assets	2,088,274	911,467
Total operating expenses	7,916,574	4,453,653

Loss from operations	(7,503,114)	(1,687,015)

Other income (expense)
Interest expense	(776,996)	(1,088,641)
Change in fair value of derivative liabilities	(163,016)	156,354
Other (expense) income	(7,426)	337
Total other income (expense) - net	(947,438)	(931,950)

Net loss	$(8,450,552)	$(2,618,965)

Non-controlling interest	(74,959)	(157,114)

Net loss available to common stockholders	$(8,375,593)	$(2,461,851)

Loss per share - basic and diluted	$(0.94)	$(0.27)

Weighted average number of shares - basic and diluted	8,921,014	9,046,047

The accompanying notes are an integral part of these consolidated financial statements

F-4

Sentinel Holdings Ltd and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity (Deficit)

For the Year Ended December 31, 2024

\	Preferred Stock - Series A		Preferred Stock - Series B		Common Stock		Additional Paid-in	Accumulated	Total Equity(Deficit) attributable to the	None-Controlling	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Company	Interest	(Deficit)

December 31, 2023	400,000	$400	-	$-	9,064,129	$9,064	$13,769,537	$(13,915,927)	$(136,926)	$(186,196)	$(323,122)

Shares cancelled - Gladiator	-	-	-	-	(866,667)	(867)	-	-	(867)	-	(867)

Shares issued - Gladiator	-	-	-	-	368,967	369	-	-	369	-	369

Stock issued for cash	-	-	-	-	805,000	805	804,195	-	805,000	-	805,000

Warrants issued for services rendered	-	-	-	-	-	-	1,138,500	-	1,138,500	-	1,138,500

Stock issued for services	-	-	50,000	50	-	-	2,499,950	-	2,500,000	-	2,500,000

Net loss	-	-	-	-	-	-	-	(8,375,593)	(8,375,593)	(74,959)	(8,450,552)

December 31, 2024	400,000	$400	50,000	$50	9,371,429	$9,371	$18,212,182	$(22,291,520)	$(4,069,517)	$(261,155)	$(4,330,672)

The accompanying notes are an integral part of these consolidated financial statements

F-5

Sentinel Holdings Ltd and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity( Deficit)

For the Year Ended December 31, 2023

	Preferred Stock - Series A		Preferred Stock - Series B		Common Stock		Additional Paid-in	Stock Subscription	Accumulated	Total Equity(Deficit) attributable to the	None- Controlling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Company	Interest	Equity(Deficit)

Balance, December 31, 2022	400,000	$400	-	$-	9,004,129	$9,004	$13,656,447	$-	$(11,454,076)	$2,211,775	$(29,082)	$2,182,693

Issuance of common stock and warrants to shareholders	-	-	-	-	50,000	50	49,950	-	-	50,000	-	50,000

Stock issued for services	-	-	-	-	10,000	10	63,140	-	-	63,150	-	63,150

Net loss	-	-	-	-	-	-	-	-	(2,461,851)	(2,461,851)	(157,114)	(2,618,965)

Balance, December 31, 2023	400,000	$400	-	$-	9,064,129	$9,064	$13,769,537	$-	$(13,915,927)	$(136,926)	$(186,196)	$(323,122)

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-6

Sentinel Holdings Ltd and Subsidiaries

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2024	2023

Operating activities
Net loss - including non-controlling interest	$(8,450,552)	$(2,618,965)
Adjustments to reconcile net loss to net cash provided by operations
Loss on impairment of goodwill and intangibles	2,088,274	911,467
Depreciation and amortization	37,065	1,191,898
Amortization of operating lease - right-of-use asset	87,320	-
Amortization of debt discount	70,032	114,506
Bad debt expense	41,939	-
Bad debt expense - related party	7,400	-
Warrants issued for services rendered	1,138,500	-
Stock based compensation expense	2,499,502	63,150
Change in fair value of derivative liabilities	163,016	(156,354)
Non-cash charitable contribution	17,077	-
Changes in operating assets and liabilities
(Increase) decrease in
Accounts Receivable	453,469	2,255
Prepaids and other	34,553	27,763
Due to related party	-	7,939
Increase (decrease) in
Accounts payable and accrued expenses	1,858,747	586,798
Deferred revenue	-	(400,000)
Operating lease liability	(79,049)	-
Net cash used in operating activities	(32,707)	(269,543)

Financing activities
Repayment of lease liabilities	-	(32,595)
Repayment of notes payable	(523,554)	(220,041)
Proceeds from notes payable	348,874	374,619
Repayment of loans	(413,002)	(262,342)
Repayment of loans - related party	(7,960)	-
Proceeds from sale of common stock	805,000	-
Net cash provided by (used in) financing activities	209,358	(140,359)

Net increase (decrease) in cash	176,651	(409,902)

Cash - beginning of year	45,551	455,453

Cash - end of year	$222,202	$45,551

Supplemental disclosure of cash flow information
Cash paid for interest	$136,062	$56,196
Cash paid for income tax	$-	$-

Supplemental disclosure of non-cash investing and financing activities
Shares issued for common stock payable	$-	$50,000
Lease modification	$-	$178,126

The accompanying notes are an integral part of these consolidated financial statements

F-7

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 1 - Organization and Nature of Operations

Organization

The accompanying consolidated financial statements include the accounts of Sentinel Holdings Ltd. (“Sentinel Holdings”) and its majority-owned subsidiaries, United Security Specialists Inc. (“USS”) and Gladiator Solutions Inc. (“Gladiator”) (collectively the “we,” “us,” “our”,  or the “Company”). We were incorporated in the State of Nevada on January 23, 2015.

Effective April 2, 2025. the Company effectuated a name change from James Maritime Holdings, Inc. to Sentinel Holdings Ltd. The name change was conducted in order to better reflect the current business activities of the Company and provide better transparency to the markets and our shareholders. The company is currently awaiting approval from FINRA regarding this name change.

Nature of Operations

Our lines of business consist of the following:

USS

Provides professional security personnel enhanced by smartphone-based security applications.

Gladiator

Produced revenues through the distribution of personal protective products, primarily through mail-in orders to customers or via e-commerce sales generated through their website. These sales ceased after the year ended December 31, 2023.

F-8

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Note 2 - Summary of Significant Accounting Policies

Liquidity and Going Concern

As reflected in the accompanying consolidated financial statements, for the year ended December 31, 2024, the Company had:

•	Net loss of $8,450,552; and
•	Net cash used in operations was $32,707

Additionally, at December 31, 2024, the Company had:

•	Accumulated deficit of $22,291,520
•	Stockholders’ deficit of $4,330,672; and
•	Working capital deficit of $4,419,731

The Company anticipates that it will need to raise additional capital immediately in order to continue to fund its operations. The Company has relied on related parties for debt-based funding of its operations. There is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its initiatives or attain profitable operations.

The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully expand to new markets, competition, and the need to enter into collaborations with other companies or acquire other companies to enhance or complement its product and service offerings.

F-9

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

There can be no assurances that financing will be available on terms which are favorable, or at all. If the Company is unable to raise additional funding to meet its working capital needs in the future, it will be forced to delay, reduce, or cease its operations.

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company had cash on hand of $222,202 at December 31, 2024.

The Company has historically incurred significant losses since inception and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the twelve months ended December 31, 2025, and our current capital structure including equity-based instruments and our obligations and debts.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Expand into new and existing markets,
•	Obtain additional debt and/or equity-based financing,
•	Collaborations with other operating businesses for strategic opportunities; and
•	Acquire other businesses to enhance or complement our current business model while accelerating our growth.

F-10

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Principles of Consolidation and Non-Controlling Interest

The consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its wholly owned subsidiaries. The Company consolidates entities where it has a controlling financial interest, as defined by ASC 810, "Consolidation".

In accordance with ASC 810-10, consolidation applies to:

•	Entities with more than 50% voting interest, unless control is not with the Company; and
•	Variable Interest Entities (VIEs), where the Company is the primary beneficiary, possessing both (i) power over significant activities and (ii) the obligation to absorb losses or receive benefits.

All intercompany transactions and balances are eliminated in consolidation per ASC 810-10-45. The Company continuously evaluates its investments and relationships to assess consolidation requirements.

For entities that are consolidated, but not 100% owned, a portion of the income or loss and corresponding equity is allocated to owners other than the Company. The aggregate of the income or loss and corresponding equity that is not owned by us is included in Non-Controlling Interests in the consolidated financial statements.

For the year ended December 31, 2024 and December 31, 2023, the Company’s allocation to the non-controlling interest represents ownership of 87% of Gladiator Solutions, Inc.  The following table sets for the changes in non-controlling interest for the years ended December 31, 2024 and 2023:

Non-Controlling
Interest
Balance at December 31, 2022	$(29,082)
Net loss attributable to non-controlling interest	(157,114)
Balance at December 31, 2023	(186,196)
Net loss attributable to non-controlling interest	(74,959)
Balance at December 31, 2024	(261,155)

Business Segments and Expense Disclosure

The Company follows ASC 280, Segment Reporting, which requires public entities to report financial and descriptive information about their reportable operating segments.

F-11

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

ASC 280-10-50-1 states that an operating segment is a component of a public entity that:

•	Engages in business activities from which it may earn revenues and incur expenses;
•

Has operating results that are regularly reviewed by the Chief Operating Decision Maker (CODM), who is the Company’s Chief Executive Officer, to make decisions about resource allocation and performance assessment; and

•	Has discrete financial information available.

Under ASC 280-10-50-5, a public entity is required to report separately only those operating segments that meet certain quantitative thresholds. However, as specified in ASC 280-10-50-11, if a company’s business activities are managed as a single operating segment and reviewed on a  basis, the company may report as a single segment. The Company has determined that it operates as one reportable segment, as its CODM reviews the business as a whole rather than by distinct business components.

Customers in the United States accounted for 100% of our revenues. We do not have any property or equipment outside of the United States.

Application of ASU 2023-07 – Segment Expense Disclosure Requirements

In October 2023, the FASB issued ASU 2023-07, which enhances segment reporting by requiring public entities to disclose significant segment expenses that are regularly reviewed by the CODM. However, under ASC 280-10-50-31, these requirements apply only to entities with multiple reportable segments. Since the Company operates as a single reportable segment, it is not required to disclose segment expenses separately.

Although ASC 280-10-50-32 allows entities to voluntarily disclose additional segment-related information, including a breakdown of expenses, the Company is not required to present individual expense categories, and has not done so, because its operations are reviewed and managed as a single segment.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the recognition of revenues and expenses during the reporting period. Actual results may differ from these estimates, and such differences could be material.

F-12

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

In accordance with ASC 250-10-50-4, changes in estimates are recorded in the period in which they become known and are accounted for prospectively. The Company bases its estimates on historical experience, industry trends, and other relevant factors, incorporating both quantitative and qualitative assessments that it believes are reasonable under the circumstances.

Significant estimates for the years ended December 31, 2024 and 2023 include:

•	Allowance for doubtful accounts and other receivables
•	Valuation of loss contingencies
•	Valuation of stock-based compensation
•	Estimated useful lives of property and equipment
•	Impairment of intangible assets
•	Implicit interest rate in right-of-use operating leases
•	Uncertain tax positions
•	Valuation allowance on deferred tax assets

Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense market dynamics, shifting consumer demand, and economic fluctuations. The Company’s operations are exposed to significant financial, operational, and strategic risks, including potential business disruptions, supply chain constraints, and liquidity challenges.

In accordance with ASC 275, "Risks and Uncertainties," the Company evaluates and discloses risks that could materially affect its financial condition, results of operations, and business outlook. Key factors contributing to variability in sales and earnings include:

1.	Industry Cyclicality (ASC 275-10-50-6) – The Company's financial performance is affected by industry trends, seasonality, and shifts in market demand.
2.

Macroeconomic Conditions (ASC 275-10-50-8) – Economic downturns, inflationary pressures, interest rate changes, and geopolitical risks may impact consumer purchasing behavior and the Company’s revenue streams.

3.

Pricing Volatility (ASC 275-10-50-4) – The cost and availability of raw materials, supply chain disruptions, and competitive pricing pressures can lead to fluctuations in gross margins and profitability.

Given these uncertainties, the Company faces challenges in accurately forecasting financial performance and may experience material risks affecting liquidity, business continuity, and long-term strategic growth. The Company continuously assesses these risks and implements measures to mitigate their potential impact.

F-13

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Fair Value of Financial Instruments

The Company accounts for financial instruments in accordance with Financial Accounting Standards Board (FASB) ASC 820, Fair Value Measurements, which establishes a framework for measuring fair value and requires related disclosures. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the Company’s principal market or, if none exists, the most advantageous market for the asset or liability.

Fair Value Hierarchy

ASC 820 requires the use of observable inputs whenever available and establishes a three-tier hierarchy for measuring fair value:

•	Level 1 – Quoted market prices (unadjusted) for identical assets or liabilities in active markets.
•	Level 2 – Observable inputs other than quoted prices in active markets, such as quoted prices for similar assets and liabilities or inputs that are directly or indirectly observable.
•	Level 3 – Unobservable inputs that require significant judgment, including management assumptions and estimates based on available market data.

The classification of an asset or liability within the hierarchy is based on the lowest level of input that is significant to the fair value measurement. Level 3 valuations generally require more judgment and complexity, often involving a combination of cost, market, or income approaches, as well as assumptions about market conditions, pricing, and other factors.

Fair Value Determination and Use of External Advisors

The Company assesses the fair value of its financial instruments and, where appropriate, may engage external valuation specialists to assist in determining fair value. While management believes that recorded fair values are reasonable, they may not necessarily reflect net realizable values or future fair values.

F-14

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Financial Instruments Carried at Historical Cost

The Company’s financial instruments—including cash, accounts receivable, accounts payable, and accrued expenses (including related party balances)—are recorded at historical cost. As of December 31, 2024 and 2023, respectively, the carrying amounts of these instruments approximated their fair values due to their short-term maturities.

Fair Value Option Under ASC 825

ASC 825-10, Financial Instruments, permits entities to elect the fair value option for certain financial assets and liabilities. This election is made on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If elected, unrealized gains and losses are recognized in earnings at each reporting date. The Company has not elected the fair value option for any of its outstanding financial instruments.

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At December 31, 2024 and 2023, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000.

At December 31, 2024 and 2023, respectively, the Company did not experience any losses on cash balances in excess of FDIC insured limits.

Accounts Receivable

The Company accounts for accounts receivable in accordance with FASB ASC 310, Receivables. Receivables are recorded at their net realizable value, which represents the amount management expects to collect from outstanding customer balances (ASC 310-10-35-7).

F-15

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

The Company extends credit to customers based on an evaluation of their financial condition and other factors. The Company does not require collateral, and interest is not accrued on overdue accounts receivable (ASC 310-10-45-4).

Allowance for Doubtful Accounts

Management periodically assesses the collectability of accounts receivable and establishes an allowance for doubtful accounts as needed. The allowance is determined based on:

•	A review of outstanding accounts,
•	Historical collection experience, and
•	Current economic conditions (ASC 310-10-35-9).

Accounts deemed uncollectible are written off against the allowance when determined to be uncollectible (ASC 310-10-35-10).

Allowance for doubtful accounts was $0 at December 31, 2024 and 2023, respectively.

For the years ended December 31, 2024 and 2023, the Company recorded bad debt expense of $41,939 and $0, respectively.

The following is a summary of the Company’s accounts receivable at December 31, 2024 and December 31, 2023:

	December 31, 2024	December 31, 2023

Accounts receivable	$224,704	$720,112
Less: allowance for doubtful accounts	-	-
Accounts receivable - net	$224,704	$720,112

F-16

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Applicability of ASC 326 (“CECL”)

The Company has assessed the applicability of ASC 326, Financial Instruments—Credit Losses (CECL), which requires an expected credit loss model for financial assets measured at amortized cost. However, ASC 326 primarily applies to financial institutions and entities with long-term financing receivables.

Since the Company’s accounts receivable are short-term trade receivables that do not meet the scope requirements of ASC 326-20-15-2, it continues to apply the incurred loss model under ASC 310 for estimating credit losses.

For the years ended December 31, 2024 and 2023, no such losses were recorded.

Concentrations

The Company evaluates and discloses significant concentrations of risk in accordance with FASB ASC 275-10, Risks and Uncertainties. These risks may arise from customer concentrations, vendor reliance, geographic dependence, or other economic factors that could materially impact the Company’s financial position, results of operations, and cash flows.

A concentration exists when a single customer, supplier, or market accounts for a significant portion (typically greater than 10%) of the Company’s total revenues, accounts receivable, or vendor purchases (ASC 275-10-50-16).

Customer and Sales Concentrations

The Company’s revenue stream may be dependent on a limited number of key customers. A loss of any significant customer, a decline in demand from such customers, or a deterioration in their financial condition could negatively impact the Company’s future revenues and profitability.

F-17

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Accounts Receivable Concentrations

The Company extends credit to customers based on their financial strength, payment history, and other relevant factors. A significant concentration of accounts receivable from a limited number of customers could expose the Company to credit risk and potential collection issues. The Company regularly evaluates the creditworthiness of its customers and may require advance payments, letters of credit, or other credit enhancements to mitigate risks.

The Company has the following concentrations related to its accounts receivable greater than 10% of their respective totals:

	Years Ended December 31,	Year Ended December 31,
Customer	2024	2023
A	56.97%	27.94%
B	0.00%	30.85%
C	18.99%	0.00%
D	11.28%	0.00%
Total	87.23%	58.79%

The company has the following concentrations related to its sales greater than 10% of their respective totals:

	Years Ended December 31,
Customer	2024	2023
A	37.13%	21.42%
B	6.85%	25.45%
C	9.42%	0.00%
Total	53.40%	46.86%

F-18

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Management’s Risk Mitigation Strategies

To address these risks, the Company implements the following strategies:

•	Diversification of Customer Base – Actively seeking new customers to reduce reliance on a small number of key accounts.
•	Credit Risk Management – Regularly reviewing customer creditworthiness and adjusting credit terms as necessary.

The Company continuously monitors these risks and adjusts its business strategies to reduce its exposure to customer, credit, and supplier risks, ensuring financial stability and operational continuity.

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy.

In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

For the years ended December 31, 2024 and 2023, the Company recorded impairment losses of $2,088,274 and $911,467, respectively.

F-19

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

There were no impairment losses for the years ended December 31, 2024 and 2023, respectively.

Derivative Liabilities

The Company evaluates financial instruments containing characteristics of both liabilities and equity in accordance with FASB ASC 480, Distinguishing Liabilities from Equity, and FASB ASC 815, Derivatives and Hedging.

Accounting for Derivative Liabilities

Derivative liabilities are revalued at fair value at each reporting period, with changes in fair value recognized in the results of operations as a gain or loss on derivative remeasurement (ASC 815-40-35-4). The Company uses a binomial pricing model to determine the fair value of these instruments.

Conversion and Extinguishment of Derivative Liabilities

When a debt instrument with an embedded conversion option (e.g., convertible debt or warrants) is converted into shares of common stock or repaid, the Company:

•	Records the newly issued shares at fair value;
•	Derecognizes all related debt, derivative liabilities, and unamortized debt discounts; and
•	Recognizes a gain or loss on debt extinguishment, if applicable (ASC 470-50-40-2).

For equity-based derivative liabilities (e.g., warrants) that are extinguished, any remaining liability balance is reclassified to additional paid-in capital (ASC 815-40-35-9).

F-20

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Reclassification of Equity Instruments to Liabilities

Equity instruments initially classified as equity may be reclassified as liabilities if they no longer meet equity classification criteria under ASC 815-40-25. In such cases, they are remeasured at fair value on the date of reclassification, with changes recognized in earnings (ASC 815-40-35-8).

Derivative Liability Balances

As of December 31, 2024 and 2023, the Company’s derivative liabilities were $338,061 and $175,045, respectively.

Original Issue Discounts and Other Debt Discounts

The Company accounts for original issue discounts (OID) and other debt discounts in accordance with FASB ASC 835-30, Interest—Imputation of Interest. These discounts are recorded as a reduction of the carrying amount of the related debt and are amortized to interest expense over the term of the debt using the effective interest method, unless the straight-line method is materially similar (ASC 835-30-35-2).

Original Issue Discounts (OID)

For certain notes issued, the Company may provide the debt holder with an original issue discount (OID), which is recorded as a debt discount, reducing the face value of the note. The discount is amortized to interest expense over the term of the debt in the Consolidated Statements of Operations.

Stock and Other Equity Issued with Debt

The Company may issue common stock or other equity instruments in connection with debt issuance. When stock is issued, it is recorded at fair value and treated as a debt discount, reducing the carrying amount of the note. These discounts are amortized to interest expense over the life of the debt (ASC 470-20-25-2).

F-21

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

The combined debt discounts, including OID and stock-related discounts, cannot exceed the face amount of the debt (ASU 2020-06).

Debt Issuance Costs

Debt issuance costs, including fees paid to lenders or third parties, are capitalized as a debt discount and amortized to interest expense over the life of the debt in accordance with ASC 835-30-45-1. These costs are presented as a direct deduction from the carrying amount of the debt liability rather than as a separate asset (ASC 835-30-45-3).

Right of Use Assets and Lease Obligations

The Company accounts for right-of-use (ROU) assets and lease liabilities in accordance with FASB ASC 842, Leases. These amounts reflect the present value of the Company’s estimated future minimum lease payments over the lease term, including any reasonably certain renewal options, discounted using a collateralized incremental borrowing rate (ASC 842-20-30-1).

The Company classifies its leases as either operating or finance leases based on the criteria outlined in ASC 842-10-25-2. The Company’s leases primarily consist of operating leases, which are included as Right-of-Use Assets and Operating Lease Liabilities on the consolidated balance sheet.

F-22

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Short-Term Leases

The Company has elected the short-term lease exemption allowed under ASC 842-20-25-2, whereby leases with a term of 12 months or less are not recorded on the balance sheet. Instead, lease payments are expensed on a straight-line basis over the lease term.

Lease Term and Renewal Options

In determining the lease term, the Company evaluates whether renewal options are reasonably certain to be exercised, as required by ASC 842-10-30-1. Factors considered include:

•	The useful life of leasehold improvements relative to the lease term,
•	The economic performance of the business at the leased location,
•	The comparative cost of renewal rates versus market rates, and
•	The presence of any significant economic penalties for non-renewal (ASC 842-10-55-26).

If a renewal option is deemed reasonably certain to be exercised, the ROU asset and lease liability reflect those additional future lease payments. The Company's operating leases contain renewal options with no residual value guarantees.  Currently, management does not expect to exercise any renewal options, which are therefore excluded in the measurement of lease obligations.

Discount Rate and Lease Liability Measurement

Since the implicit rate in the leases is not readily determinable, the Company applies an incremental borrowing rate that represents the rate it would incur to borrow on a collateralized basis over a similar term and currency environment (ASC 842-20-30-3).

Lease Impairment

In accordance with ASC 360-10-35, the Company evaluates ROU assets for impairment indicators whenever events or changes in circumstances suggest the carrying amount may not be recoverable. No impairments of ROU assets were recognized for the years ended December 31, 2024, and 2023. See Note 9.

F-23

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Revenue Recognition

Under Accounting Standards Update (“ASU”) No. 2014-09 (Topic 606) “Revenue from Contracts with Customers”, revenue from contracts with customers is measured based on the consideration specified in the contract with the customer, and excludes any sales incentives, discounts, rebates, and amounts collected on behalf of third parties.

A performance obligation is a promise in a contract to transfer a distinct good or service to a customer and is the unit of account under Topic 606. The Company’s contracts with its customers do not include multiple performance obligations. The Company recognizes revenue when a performance obligation is satisfied by transferring control over a product or service to a customer. The amount of revenue recognized reflects the consideration the Company expects to be entitled to in exchange for such products or services.

The following represents the analysis management has considered in determining its revenue recognition policy:

Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

F-24

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

None of the Company’s contracts contain a significant financing component.

Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately.

If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

The Company’s contracts have a distinct single performance obligation and there are no contracts with variable consideration.

F-25

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Recognize revenue when or as the Company satisfies a performance obligation

Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

USS

Net revenues from USS primarily consist of security services provided to large residential, industrial, construction and government clients. Contracts with customers contain no incentives or discounts that could cause revenue to be allocated or adjusted over time. The Company does offer discounts, but historically the discounts have been insignificant. The Company satisfies the performance obligation for the agreed-upon period of time and location and records revenues after completion. There are no services that would be considered fulfilled over an extended period of time and necessitate different accounting treatment.

Our typical services contract for the guard business is for one month at the start of the engagement of services and then goes month-to-month thereafter.   Revenues are net 30 after the services are provided for any 30-day period.   We often times use a factoring bank on receivables due to the requirement that we front the guard expenses for the initial 30 days.  There is no required revenue recognition after the completion of the initial 30-day contract.

Gladiator

Net revenues from Gladiator primarily consisted of sales of personal protective products, including armor, plates, helmets, shields, and accessories shipped directly to customers. All revenue transactions for Gladiator comprise a single performance obligation, which consists of the sale of products to customers either through wholesale, intermediary, or direct-to-consumer channels. The company satisfies the performance obligation and records revenues when transfer of control has passed to the customer, based on the terms of sale. In all of the Companies revenue channels, transfer of control takes place at the point of sale upon shipment to customer.

F-26

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Disaggregation of Revenues

The following represents the Company’s disaggregation of revenues for the years ended December 31, 2024 and 2023:

	Years Ended December 31, 2024
	2024		2023
	Revenue	% of Revenues	Revenue	% of Revenues

Personal security services	$4,605,338	100.00%	$8,386,607	95.08%
Personal protective products	-	0.00%	433,741	4.92%
Total Sales	$4,605,338	100.00%	$8,820,348	100.00%

Cost of Goods Sold

Cost of sales is recognized in the same period as the related revenue in accordance with FASB ASC 705, Cost of Sales and Services. The Company regularly evaluates its cost structure to ensure efficient operational cost management.

Cost of sales primarily include automobile costs and wages/benefits paid to our employees.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by FASB ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial reporting and tax bases of assets and liabilities. These amounts are measured using enacted tax rates expected to apply in the periods when temporary differences reverse (ASC 740-10-30-8).

F-27

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

The effect of a change in tax rates on deferred tax balances is recognized as income or expense in the period that includes the enactment date (ASC 740-10-45-4).

Uncertain Tax Positions

The Company evaluates uncertain tax positions in accordance with ASC 740-10-25, which requires that a tax position be recognized in the financial statements only if it is more likely than not (greater than 50% likelihood) to be sustained upon examination by tax authorities.

As of December 31, 2024 and 2023, respectively, the Company had no uncertain tax positions that qualified for recognition or disclosure in the financial statements (ASC 740-10-50-15).

The Company also recognizes interest and penalties related to uncertain tax positions in other expense in the consolidated statement of operations (ASC 740-10-45-25). No interest and penalties were recorded for the years ended December 31, 2024 and 2023, respectively.

Valuation of Deferred Tax Assets

The Company’s deferred tax assets include certain future tax benefits, such as net operating losses (NOLs), tax credits, and deductible temporary differences. Under ASC 740-10-30-5, a valuation allowance is required if it is more likely than not that some portion, or all, of the deferred tax assets will not be realized.

F-28

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

The Company reviews the realizability of deferred tax assets on a quarterly basis, or more frequently if circumstances warrant, considering both positive and negative evidence (ASC 740-10-30-16).

Factors Considered in Valuation Allowance Assessment

The Company evaluates multiple factors in determining whether a valuation allowance is necessary, including:

•	Historical earnings trends (cumulative pre-tax income or losses in the most recent three-year period)
•	Future financial projections, including expected taxable income based on long-term estimates of business performance and market conditions
•	Statutory carryforward periods for net operating losses and other deferred tax assets
•	Prudent and feasible tax planning strategies that could impact the realization of deferred tax assets
•	Nature and predictability of temporary differences and the timing of their reversal
•	Sensitivity of financial forecasts to external factors such as commodity prices, market demand, and operational risks

While cumulative three-year losses are a strong indicator that a valuation allowance may be needed, ASC 740-10-30-23 states that a valuation allowance determination is not solely based on past losses—all available positive and negative evidence must be considered.

Valuation Allowance Determination

At December 31, 2024 and 2023, respectively, the Company recorded a full valuation allowance against its deferred tax assets, resulting in a net carrying amount of $0. This determination was based on cumulative losses in recent years and the lack of sufficient positive evidence to support the realization of deferred tax assets in the near term (ASC 740-10-30-24).

The Company will continue to evaluate its valuation allowance each reporting period and will recognize deferred tax assets in the future if sufficient positive evidence emerges to support their realization.

F-29

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Advertising Costs

Advertising costs are expensed as incurred, in accordance with ASC 720-35, "Advertising Costs." These costs are recognized as operating expenses in the period in which they are incurred and are classified within general and administrative expenses in the  statements of operations.

The Company does not capitalize direct-response advertising costs, as they do not meet the criteria for deferral under ASC 720-35-25-1.

The Company recognized $43,275 and $108,231 in marketing and advertising costs during the year ended December 31, 2024 and 2023, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, "Compensation – Stock Compensation," using the fair value-based method. Under this guidance, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the requisite service period, typically the vesting period.

ASC 718 establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. It also applies to transactions where an entity incurs liabilities based on the fair value of its equity instruments or liabilities that may be settled using equity instruments.

In compliance with ASU 2018-07, the Company applies the fair value method for equity instruments granted to both employees and non-employees, aligning non-employee share-based payment accounting with that of employees. The fair value of stock-based compensation is determined as of the grant date or the measurement date (i.e., when the performance obligation is completed) and is recognized over the vesting period in accordance with ASC 718.

F-30

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

The Company determines the fair value of stock options using the Black-Scholes option pricing model, considering the following key assumptions:

•	Exercise price – The agreed-upon price at which the option can be exercised.
•	Expected dividends – The anticipated dividend yield over the expected life of the option.
•	Expected volatility – Based on historical stock price fluctuations.
•	Risk-free interest rate – Derived from U.S. Treasury securities with similar maturities.
•	Expected life of the option – Estimated based on historical exercise patterns and contractual terms.

Additionally, the Company follows the guidance under ASU 2016-09, which introduced amendments to simplify certain accounting aspects of share-based compensation, including:

•	The treatment of tax benefits and tax deficiencies in income tax reporting.
•	The option to recognize forfeitures as they occur rather than estimating them upfront.
•	Cash flow classification for certain tax-related transactions.

The Company continues to evaluate and apply the latest Accounting Standards Updates (ASUs) and interpretive releases related to stock-based compensation to ensure compliance with evolving financial reporting requirements.

Stock Warrants

In connection with certain financing transactions (debt or equity), consulting arrangements, or strategic partnerships, the Company may issue warrants to purchase shares of its common stock. These standalone warrants are not puttable or mandatorily redeemable by the holder and are classified as equity instruments in accordance with ASC 480, “Distinguishing Liabilities from Equity.”

The fair value of warrants issued for compensation purposes is measured using the Black-Scholes option pricing model, consistent with the guidance in ASC 718-10-30. However, if warrants meet the definition of derivative liabilities under ASC 815, “Derivatives and Hedging,” fair value is determined using a binomial pricing model or other appropriate valuation techniques, as required by ASC 815-40-15.

F-31

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Accounting Treatment of Warrants

•	Warrants issued in conjunction with common stock issuance are initially recorded at fair value as a reduction in Additional Paid-In Capital (APIC), in accordance with ASC 815-40-25.
•	Warrants issued for services are recorded at fair value and expensed over the requisite service period or immediately upon issuance if no service period exists, as per ASC 718-10-25.
•	Warrants classified as liabilities due to settlement features or pricing adjustments are remeasured at fair value each reporting period, with changes recognized in earnings, following ASC 815-40-35.

Basic and Diluted Earnings (Loss) per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, "Earnings Per Share." The calculation of basic EPS follows the two-class method and is determined by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding, including certain other shares committed to be issued.

Basic Earnings Per Share (EPS)

Basic EPS is calculated using the two-class method, as prescribed by ASC 260-10-45-60, and is computed as follows:

•	Net earnings available to common shareholders represent net earnings to common shareholders, adjusted for the allocation of earnings to participating securities.
•	Losses are not allocated to participating securities in accordance with ASC 260-10-45-61.
•

The denominator includes common shares outstanding and certain other shares committed to be issued, such as restricted stock and restricted stock units (“RSUs”), for which no future service is required.

F-32

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Diluted Earnings Per Share (EPS)

Diluted EPS is calculated under both the two-class method and the treasury stock method, and the more dilutive result is reported, as required by ASC 260-10-45-45.

•	Diluted EPS is computed by taking the sum of:

○	Net earnings available to common shareholders
○	Dividends on preferred shares
○	Dividends on dilutive mandatorily redeemable convertible preferred shares
○	Divided by the weighted average number of common shares outstanding and certain other shares committed to be issued, plus all dilutive common stock equivalents during the period, such as:

■	Stock options
■	Warrants
■	Convertible preferred stock
■	Convertible debt

•

Preferred shares and unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) qualify as participating securities under the two-class method, per ASC 260-10-45-62.

Net Loss Per Share Considerations

In computing net loss per share, unvested shares of common stock are excluded from the denominator, as required by ASC 260-10-45-48.

Participating Securities & Share-Based Compensation

Restricted stock and RSUs granted as part of share-based compensation contain nonforfeitable rights to dividends and dividend equivalents, respectively. Therefore:

•	Before the requisite service is rendered for the right to retain the award, these instruments meet the definition of a participating security under ASC 260-10-45-59.
•	RSUs granted under an executive compensation plan, however, are not considered participating securities because the rights to dividend equivalents are forfeitable (ASC 718-10-25).

F-33

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

The following potentially dilutive equity securities outstanding as of December 31, 2024 and 2023 were as follows:

	December 31, 2024	December 31, 2023
Warrants	2,270,000	1,000,000

Warrants included as commons stock equivalents represent those that are fully vested and exercisable.

Based on the potential common stock equivalents noted above at December 31, 2024, the Company has sufficient authorized shares of common stock (90,000,000) to settle any potential exercises of common stock equivalents.

Subscription and Shareholder Receivables

The Company records stock issuances at the effective date. If the amounts are not funded upon issuance, the Company records a subscription receivable or shareholder receivable as an asset on the balance sheet. When subscription receivables or shareholder receivables are not received prior to the balance sheet date in satisfaction of the requirements under ASC 505, Equity, the subscription or shareholder receivable is reclassified as a contra account to stockholder’s equity (deficit) on the balance sheet.

Shareholder receivables represent amounts due from shareholders. If the shareholder does not fund the receivable prior to the balance sheet date, the Company records a receivable that is reclassified as a contra account to stockholder’s deficit on the balance sheet. At December 31, 2024, $100,000 was due from shareholders, this amount was received in July 2024.

Related Parties

The Company defines related parties in accordance with ASC 850, "Related Party Disclosures," and SEC Regulation S-X, Rule 4-08(k). Related parties include entities and individuals that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company.

F-34

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Related parties include, but are not limited to:

•	Principal owners of the Company.
•	Members of management (including directors, executive officers, and key employees).
•	Immediate family members of principal owners and members of management.
•	Entities affiliated with principal owners or management through direct or indirect ownership.
•	Entities with which the Company has significant transactions, where one party has the ability to exercise control or significant influence over the management or operating policies of the other.

A party is considered related if it has the ability to control or significantly influence the management or operating policies of the Company in a manner that could prevent either party from fully pursuing its own separate economic interests.

The Company discloses all material related party transactions, including:

•	The nature of the relationship between the parties.
•	A description of the transaction(s), including terms and amounts involved.
•	Any amounts due to or from related parties as of the reporting date.
•	Any other elements necessary for a clear understanding of the transactions' effects on the financial statements.

Disclosures are made in accordance with ASC 850-10-50-1 through 50-6 and SEC Regulation S-X, Rule 4-08(k), which requires registrants to disclose material related party transactions and their effects on the financial position and results of operations.

During 2024, the Company determined that the balance of $7,400, which was due from a former member of Gladiator management, was uncollectible.  The Company has recorded this as bad debt expense – related party, which is a component of general and administrative expenses in the accompanying consolidated statements of operations.

F-35

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Recent Accounting Standards

ASU 2022-02 – Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures

In March 2022, the FASB issued ASU 2022-02, which:

•	Eliminates the troubled debt restructuring (TDR) model for creditors under ASC 310, "Receivables."
•	Requires enhanced vintage disclosures related to credit losses, including gross write-offs by year of origination.
•

Updates the accounting guidance under ASC 326, "Financial Instruments – Credit Losses," to enhance disclosures regarding loan refinancings and restructurings for borrowers experiencing financial difficulty.

The Company adopted ASU 2022-02 on January 1, 2023. The adoption did not have a material impact on the Company's consolidated financial statements.

ASU 2023-07 – Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures

In November 2023, the FASB issued ASU 2023-07, which enhances disclosure requirements for reportable segments by:

•	Requiring enhanced disclosures of significant segment expenses.
•	Aligning segment reporting requirements with information regularly reviewed by management.

The Company adopted ASU 2023-07 on January 1, 2024. The adoption did not have a material impact on the Company's consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

ASU 2023-09 – Income Taxes (Topic 740): Improvements to Income Tax Disclosures

In December 2023, the FASB issued ASU 2023-09, which enhances income tax disclosure requirements by:

•	Standardizing and disaggregating rate reconciliation categories.
•	Requiring disclosure of income taxes paid by jurisdiction.

F-36

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

This ASU is effective for annual periods beginning after December 15, 2024, and may be applied on a prospective or retrospective basis. Early adoption is permitted.

The Company is currently assessing the impact of ASU 2023-09 on its income tax disclosures and reporting requirements.

Other Accounting Standards Updates

The FASB has issued various technical corrections and industry-specific updates that are not expected to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

Other Recent Updates

Various other ASUs have been issued that primarily contain technical corrections or industry-specific guidance. These updates are not expected to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no material effect on the consolidated results of operations, stockholders’ deficit, or cash flows.

F-37

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 3 – Property and Equipment

Property and equipment consisted of the following:

	December 31, 2024	December 31, 2023	Estimated Useful Lives (Years)

Furniture and fixtures	$37,271	$16,062	7
Vehicles	171,901	195,321	5
	209,172	211,383
Accumulated depreciation	(104,172)	(52,241)
Total property and equipment - net	$105,000	$159,142

Depreciation and amortization expense for the year ended December 31, 2024 and 2023 was $37,065 and $52,241, respectively.

During the year ended December 31, 2024, the Company donated several vehicles to charitable organizations with a fair value of $17,077.

These amounts are included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Note 4 – Intangible Assets

Intangible assets consisted of the following:

	December 31, 2024	December 31, 2023

Customer relationships	$2,420,014	$2,420,014
Supplier relationship	700,207	700,207
Employee expertise	1,719,807	1,719,807
Software development costs	99,609	99,609
	4,939,637	4,939,637
Less: accumulated depreciation	(2,851,363)	(1,659,465)
Less: impairment loss	(2,088,274)	(1,191,898)
Total property and equipment - net	$-	$2,088,274

F-38

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

During the years ended December 31, 2024 and 2023, the Company recognized an impairment loss of $2,088,274 and $911,467, respectively, on assets acquired as part of the prior business combination with Gladiator.

As of December 31, 2023, management had not anticipated the significant decline in Gladiator’s future sales and, as a result, recorded only a partial impairment.

In 2024, the loss of key customers led to a significant decline in sales relative to 2023, resulting in revenue projections that could not support the current valuation of the intangible assets. In accordance with ASC 360—“Impairment or Disposal of Long-Lived Assets”—which requires that an impairment loss be recognized when an asset’s carrying amount exceeds its estimated fair value, management determined that the intangible assets used by USS were no longer expected to generate future economic benefits. Consequently, a full impairment loss equal to the carrying amount of these assets was recorded, reducing their balance to $0.

Note 5 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities at December 31, 2024 and December 31, 2023 were as follows:

	December 31, 2024	December 31, 2023
Accounts payable and accrued liabilities	$827,025	$1,105,695
Payroll tax liabilities	1,729,120	-
Accrued interest payable	972,510	564,213
Accounts payable and accrued liabilities	$3,528,655	$1,669,908

As of December 31, 2024, the Company has accrued payroll and related payroll tax liabilities totaling $2,030,627. This amount includes $1,729,780 of payments made that were remitted on a timely basis to the appropriate taxing authorities during fiscal 2024, but subsequently refunded in error during the current year.

In March 2025, the Company became aware of this error. In response, management has initiated a review of its payroll tax processes and is engaging external advisors to help address the non-compliance and communicate with the relevant tax authorities. The Company anticipates reaching an agreement on a repayment plan.

Because of this non-compliance, the Company may incur penalties and interest, which at this time, we are unable to estimate.

F-39

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 6 – Debt

The following represents a summary of the Company’s debt (third party debt for notes payable and loan payables (including those owed on vehicles), including key terms, and outstanding balances at December 31, 2024 and December 31, 2023, respectively.

Notes Payable

The following table summarizes the outstanding notes payable amount owed by the Company as of  December 31, 2024 and December 31, 2023:

		December 31, 2024	December 31, 2023
Kapitus	(a)	$122,973	$122,973
Henry Sierra	(b)	148,946	148,946
Padilla	(c)	-	58,256
Clearview	(d)	139,971	316,363
Total		411,890	646,538
Notes payable - current		411,890	536,251
Notes payable - long-term		$-	$110,287

(a)

On November 4, 2020 Gladiator received $69,800 from their supplier, Kapitus Servicing Inc. Gladiator agreed to pay back the note in weekly installments of $1,419, which includes interest, for a total term of 15 months from commencement. The interest paid over the maturity period totals $22,336 (45.6% per annum). The note has been fully paid off as of December 31, 2023.

(a)

On August 20, 2021, Gladiator received $25,500 from their supplier, Kapitus Servicing Inc. Gladiator agreed to pay back the note in weekly installments of $519, which includes interest, for a total term of 15 months from commencement. The interest paid over the maturity period totals $8,205 (46.5% per annum). The note has been fully paid off as of December 31, 2023.

F-40

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

(a)

On September 15, 2022, Gladiator received additional funding of $150,000 from their supplier, Kapitus Servicing Inc. The Company agreed to pay back the note in weekly installments of $3,003, which includes interest, for a total term of 15 months from commencement. The interest paid over the maturity period totals $45,000 (24% per annum). For the year ended December 31, 2023, Gladiator paid $18,018 in interest expense related to this note. The Company accrued interest payable of $67,759 and $29,514, respectively, on this note as of December 31, 2024 and December 31, 2023.

(b)

On September 23, 2021, Mr. Sierra resigned from his position of employment with USS. As a result, USS agreed to repurchase 100 shares of common stock held by Mr. Sierra and in exchange, issued a promissory note with a repurchase amount of $637,500. The repurchase amount was reduced by $405,545 as a result of distributions to Mr. Sierra from the Company. The remaining value of $231,955 is to be repaid through the promissory note. This note bears no interest and monthly installment payments are payable over 4 years beginning November 15, 2021. The promissory note was discounted at 6% prior to acquisition, however, was recognized at fair value upon the acquisition of USS by Sentinel Holdings Ltd, for an adjusted fair value of $182,773. As of December 31, 2024 and December 31, 2023, the note had an outstanding principal of $148,946, respectively.

(c)

On October 6, 2023, USS entered into a promissory note agreement with Ashley Padilla for $100,000, which matures on April 5, 2024. An origination and guarantee fee of $30,000 are included in the principal which was charged and discounted against the note over the term. As of December 31, 2023, the note had an outstanding balance of $58,256. As of December 31, 2024, the loan was repaid in full.

(d)

On August 4, 2023, USS entered into a promissory note agreement with Clearview Funding Solutions for $400,000, which matured in February 2024. An origination and finance fee of $180,000 are included in the principal and discounted against the note over the term. As of December 31, 2023, the note had an outstanding balance of $316,363. The note was satisfied in full during the year ended December 31, 2024.

F-41

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

(d)

On June 5, 2024, USS entered into a promissory note agreement with Clearview Funding Solutions for $200,000, which matures in June 2025. An origination and finance fee of $15,000 are included in the principal and discounted against the note over the term. As of December 31, 2024, the note had an outstanding balance of $139,971.

(e)

On October 31, 2023, Sentinel Holdings, Inc. entered into a promissory note agreement with Padang Padang, LTD for $48,874, which matured on October 31, 2028. The note bears an interest rate of $4.36%.  The note was satisfied in full during the year ended December 31, 2024.

Loans Payable

The following table summarizes the outstanding notes payable amount owed by the Company as of  December 31, 2024 and 2023:

		December 31, 2024	December 31, 2023
Quattro Capital	(a)	$250,000	$250,000
Merchant cash advances	(b)	24,000	36,000
Vehicle loans	(c)	33,958	76,309
Bayview Funding	(d)	94,881	398,533
SBA Loan	(e)	67,800	67,800
Padilla	(f)	75,001	-
Total		545,640	828,642
Loans payable - current		(477,840)	(760,842)
Loans payable - long-term		$67,800	$67,800

(a)

On December 9, 2022, Gladiator entered into a collateralized loan of the Company’s inventory with Quattro Capital LLC, a third-party lender. The Company received $250,000, maturing 60 days after the effective date, or February 9, 2023. The Company is responsible for paying additional fees related to the escrow agent and brokers in the amounts of $6,000 and $6,500, which is included in the loan balance as a debt discount. The interest will accrue at a non-compounding rate of 25% of the total loan value upon maturity (or $62,500). Penalty interest of $1,200 will accrue daily after the maturity date until the full value of the loan is paid. As of the date these condensed consolidated financial statements are filed, the loan is in default, and the Company has included interest (including penalty interest) of $889,625 as of December 31, 2024.

F-42

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

(b)

On September 16, 2022, Gladiator entered into a collateralized loan of the Company’s future receipts of receivables with Pinnacle Business Funding LLC (“PBF”). The Company received net amount of $145,500 (net of $$4,500 paid for ACH fees) in exchange for $202,500 receivables purchased by PBF. The Company agreed to pay $6,328 per week as funds are made available to be sent to PBF until paid off in its entirety. As of December 31, 2024 and December 31, 2023, $24,000 and $36,000 remains outstanding, respectively.

(b)

On November 18, 2021, USS entered into a collateralized loan of the Company’s future receipts of receivables with GHI Funding, LLC (“GHI”). The Company received a net amount of $180,000 (net of $20,000 paid for ACH fees) in exchange for $300,000 receivables purchased by GHI. The Company agreed to pay $2,600 every day for which funds are available to be sent to GHI until paid off in its entirety. This loan was satisfied in full during the year ended December 31, 2023.

(b)

On December 28, 2021, USS entered into a collateralized loan of the Company’s future receipts of receivables with Adar Funding, LLC (“AF”). The Company received a net amount $180,000 (net of $20,000 paid for ACH fees) in exchange for $300,000 receivables purchased by AF. The Company agreed to pay $5,000 every day for which funds are available to be sent to AF until paid off in its entirety. This loan was satisfied in full during the year ended December 31, 2023.

(c)

Upon acquisition of USS at September 23, 2022, the Company assumed the liabilities for eleven vehicle loans from USS which together had an outstanding total amount of $140,300. At December 31, 2024 and December 31, 2023, the total amount outstanding is $33,958 and $76,309, respectively, with 5 vehicle loans currently outstanding. The Company currently has loans for vehicles with interest rates between 0% and 12.6%, per annum. Monthly payments range from $392 to $1,075, with an aggregate monthly payment of $3,211. All loans have a term between 1 and 6 years.

F-43

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

(d)

On April 13, 2023, USS entered into an accounts receivable factoring agreement (the “Factoring Agreement”) with Bay View Funding (the “Purchaser”). The Factoring Agreement allows the Company to access up to $1 million on maximum credit. The upfront purchase price for factored accounts is up to 90% of their face value, with the remainder payable to the Company upon collection by the Purchaser. The proceeds will be used to fund general working capital needs. The Company will pay fees, including a facility fee (0.50% of the maximum credit) and a factoring fee (0.85% of gross face value of purchased receivables for every fifteen-day period from the  date the receivable is purchased until paid in full).  The monthly minimum fee is 0.50% of the maximum credit.  The Purchaser can require repurchase of uncollectable or ineligible accounts.   In addition, a reserve is established based on the collections received on any account and maintained by the purchaser.

The Factoring Agreement has an initial term of 12 months and will be renewed annually, unless terminated in accordance with the Factoring Agreement. The Company may terminate the Factoring Agreement prior to the end of the initial term by providing a  60 days written notice.  The Company can terminate the agreement at any time by providing a 60 days prior written notice and paying an early termination fee equal to 0.50% of the maximum credit amount.

As of December 31, 2024 and December 31, 2023, the principal balance was $94,881 and $398,533, respectively, and a reserve balance  maintained by the for $8,171 as of December 31, 2024.

(e)

On March 3, 2021, the Company received a loan from the U.S. Small Business Administration (“SBA”) in the amount of $67,900 with an interest rate of 3.75% per annum. The loan is due and payable thirty (30) years from the date of the note. Interest accrued as of December 31, 2024 and December 31, 2023 is $9,920 and $7,204, respectively.

(f)

In April 2024, USS entered into a promissory note agreement with Ashley Padilla for $130,000, which matures on April 5, 2024. An origination and guarantee fee of $30,000 are included in the principal which was charged and discounted against the note over the term. As of December 31, 2024, the note had an outstanding balance of $75,001 and accrued interest of $13,250. The note balance including interest was paid in full in March 2025.

F-44

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Convertible Notes

On February 8, 2021, Gladiator entered into a note agreement with Pink Holdings LLC. The Company received $10,000 at a 6% interest rate per annum, maturing on February 7, 2022. All principal and interest are due upon maturity. The issuer of the note has the option to convert any part, or all of the outstanding interest or principal amount owed into fully paid and non-assessable shares of common stock of the Company at 10% of the lowest trading price during the 5-trading day period ending on the conversion date per share. As of December 31, 2024 and December 31, 2023, the Company accrued $2,693 and $1,105, respectively, in interest related to this note. Due to the variable nature of the conversion feature, this note was determined to contain a derivative liability.

On February 26, 2021, Gladiator entered into a note agreement with Pink Holdings LLC. The Company received $25,000 at a 6% interest rate per annum, maturing on February 25, 2022. All principal and interest are due upon maturity. The issuer of the note has the option to convert any portion, or all of the outstanding interest or principal amount owed into fully paid and non-assessable shares of common stock of the Company at 10% of the lowest trading day period ending on the conversion date per share. As of December 31, 2024 and December 31, 2023, the Company accrued $7,805 and $2,765, respectively, in interest related to this note. Due to the variable nature of the conversion feature, this note was determined to contain a derivative liability.

As of December 31, 2024, these notes have not been converted and are in default.

Note 7 – Derivative Liabilities

The above convertible notes contained embedded conversion options with a conversion price that could result in issuing an indeterminate amount of future common stock to settle the host contract. Accordingly, the embedded conversion options are required to be bifurcated from the host instrument (convertible note) and treated as a liability, which is calculated at fair value, and marked to market at each reporting period.

F-45

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

During the years ended December 31, 2024 and 2023, respectively, the Company used the Black-Scholes pricing model to estimate the fair value of its embedded conversion option liabilities on both the commitment date and the remeasurement date with the following inputs:

	December 31, 2024	December 31, 2023
Expected term (years)	1.00	1.00
Expected volatility	62%	41%
Expected dividends	0.00%	0.00%
Risk free interest rate	5.09%	4.79%

A reconciliation of the beginning and ending balances for the derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) is as follows at December 31, 2024 and December 31, 2023:

Derivative liabilities - December 31, 2022	$331,399
Fair value mark to market adjustment	(156,354)
Derivative liabilities - December 31, 2023	175,045
Fair value mark to market adjustment	163,016
Derivative liabilities - December 31, 2024	$338,061

Changes in fair value of derivative liabilities are included in other income (expense) in the accompanying consolidated statements of operations.

During the years ended December 31, 2024 and 2023, the Company recorded a change in fair of derivative liabilities – (losses)/gains of $(163,016) and $156,354 respectively.

In connection with bifurcating embedded conversion options and accounting for certain convertible notes payable, the Company computes a fair value on the commitment date, and upon the initial valuation of this instrument, determines that if the fair value of the liability exceeds the proceeds of the convertible debt host instrument; as a result, the Company records a debt discount at the maximum amount allowed (the face amount of the debt), which requires the excess to be recorded as a derivative expense.

F-46

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

For the years ended December 31, 2024 and 2023, the Company recorded a derivative expense of $0 and $0, respectively.

Note 8 – Fair Value of Financial Instruments

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

Liabilities measured at fair value on a recurring basis consisted of the following at December 31, 2024 and 2023:

	December 31, 2024
	Level 1	Level 2	Level 3	Total

Liabilities
Derivative liabilities	$-	$-	$338,061	$338,061
Total	$-	$-	$338,061	$338,061

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$175,045	$175,045
Total	$-	$-	$175,045	$175,045

F-47

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 9 – Commitments and Contingencies

Operating Leases

The Company accounts for leases in accordance with ASC 842: Leases, which requires lessees to apply the right-of-use (ROU) model by recognizing a right-of-use asset and a lease liability for all leases with terms exceeding 12 months. Lease classification determines the pattern of expense recognition in the consolidated statement of operations:

•	Operating leases: Recognized on a straight-line basis as lease expense over the lease term.
•	Finance leases: Recognized with amortization of the ROU asset and interest expense on the lease liability.

Lessors classify leases as sales-type, direct financing, or operating leases based on whether they transfer risks, rewards, and control of the asset (ASC 842-10-25-2):

•	If all risks, rewards, and control transfer, the lease is treated as a sale (sales-type lease).
•	If risks and rewards transfer but control does not, the lease is classified as financing.
•	If neither risks, rewards, nor control transfer, it is classified as an operating lease.

Lease Recognition and Measurement

The Company evaluates whether an arrangement contains a lease at inception and recognizes the lease in the financial statements upon lease commencement (the date the underlying asset is available for use). ROU assets represent the Company’s right to use an asset over the lease term, while lease liabilities reflect the present value of future lease payments.

F-48

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

At lease commencement:

•	ROU assets and lease liabilities are initially measured at the present value of lease payments.
•	The Company primarily uses its incremental borrowing rate (IBR) to determine the present value of lease payments, except when an implicit rate is readily determinable (ASC 842-20-30-3).
•	The IBR is based on market data, adjusted for credit risk and lease term.

Practical Expedients and Lease Components

The Company applies certain practical expedients to simplify lease accounting:

•	Lease and non-lease components are combined for classification and measurement, except for direct sales-type leases and production equipment embedded in supply agreements (ASC 842-10-15-37).
•	Short-term leases (12 months or less, without purchase or renewal options) are not recorded on the balance sheet (ASC 842-20-25-2).

Lease Term and Expense Recognition

•	Lease liabilities include options to extend or terminate when reasonably certain of exercise (ASC 842-10-55-26).
•	Operating lease expense is recognized on a straight-line basis over the lease term and reported under general and administrative expenses.
•	Variable lease payments based on an index/rate are initially measured using the rate at lease commencement, with differences expensed as incurred (ASC 842-10-30-5).

Company Lease Commitments

As of December 31, 2024 and 2023, the Company had no finance leases under ASC 842.

The Company leases its headquarters office. During the year ended December 31, 2020, the Company entered into an office lease for its administrative operations, (the “Saratoga lease”). The Saratoga lease is for a 48.5-month term, with an original expiration date of July 31, 2024, and an initial monthly payment of $8,819. Straight-line rent per month was calculated at $9,522.

F-49

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

As of March 31, 2023, the Company was in default for the Saratoga Lease due to non-payment. Subsequent to March 31, 2023, the Company terminated the Saratoga Lease and entered into a settlement agreement with the landlord.

On January 30, 2023, the Company entered a new lease for its headquarters office, (the “Suite 200 Lease”) for a 60-month lease with an expiration date of January 31, 2028 with an initial monthly payment of $7,943.

The tables below present information regarding the Company's operating lease assets and liabilities at December 31, 2024 and December 31, 2023, respectively:

	December 31, 2024	December 31, 2023
Assets

Operating lease - right-of-use asset - non-current	$259,666	$168,339

Liabilities

Operating lease liability	$291,169	$183,353

Weighted-average remaining lease term (years)	3.08	1.58

Weighted-average discount rate	8.00%	8.00%

The components of lease expense were as follows:

	December 31, 2024	December 31, 2023

Operating lease costs

Amortization of right-of-use operating lease asset	$84,216	$42,108
Lease liability expense in connection with obligation repayment	26,438	$14,833
Total operating lease costs	$110,654	$56,941

Supplemental cash flow information related to operating leases was as follows:

Operating cash outflows from operating lease (obligation payment)	$97,934	$47,896
Right-of-use asset obtained in exchange for new operating lease liability	$-	$421,080

F-50

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Future minimum lease payments under non-cancellable leases for the years ended December 31, were as follows:

2025	$103,661
2026	107,020
2027	110,228
2028	9,208
Total undiscounted cash flows	330,117
Less: amount representing interest	(38,948)
Present value of operating lease liability	291,169
Less: current portion of operating lease liability	83,362
Long-term operating lease liability	$207,807

Contingencies – Legal Matters

The Company is subject to litigation claims arising in the ordinary course of business. The Company records litigation accruals for legal matters which are both probable and estimable and for related legal costs as incurred. The Company does not reduce these liabilities for potential insurance or third-party recoveries.

As of December 31, 2024 and 2023, respectively, the Company is not aware of any litigation, pending litigation, or other transactions that would require accrual or disclosure, except for the following:

Gladiator

Historically, the Gladiator brand has been an important part of the Company and an area of focus for future growth and development.  Unfortunately, because the Company has been seeking damages from the prior management of Gladiator, the future of the brand has been uncertain.  While the Company is confident that it will prevail in litigation, management remains hesitant to invest additional resources in developing the brand before the outcome of the litigation has been adjudicated.  Accordingly, brand development efforts remain in a holding pattern, but management intends to reinvest and relaunch the brand once they have clarity about its future.  We continue to believe that the strength of the brand is an asset to the Company based on the reputation and recognition that it commands in the market.  The operations, while significantly pared back, are active but Gladiators future operations are uncertain.

F-51

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 10 – Stockholders’ Deficit

At December 31, 2024 and December 31, 2023, respectively, the Company had three (3) classes of stock:

Preferred Stock

-	10,000,000 shares authorized
-	Par value - $0.001
-	Voting – none
-	Dividends - none
-	Liquidation preference – none
-	Rights of redemption - none
-	Conversion rights - none

Preferred Stock – Series A

-	2,000,000 shares designated
-	400,000 issued and outstanding at December 31, 2024 and 2023, respectively.
-	Par value - $0.001
-	Voting – 30 votes per share
-	Dividends - none
-	Liquidation preference – none
-	Rights of redemption - none
-	Conversion rights - none

Preferred Stock – Series B

-	1,000,000 shares authorized
-	50,000 and 0 issued and outstanding at December 31, 2024 and 2023, respectively.
-	Par value - $0.001
-	Voting – 10 votes per share
-	Dividends - none
-	Liquidation preference – none
-	Rights of redemption - none
-	Conversion rights – 50:1 into common

Common Stock

-	90,000,000 shares authorized
-	9,371,429 and 9,064,129 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively
-	Par value - $0.001
-	Voting - 1 vote per share

F-52

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Equity Transactions for the Year Ended December 31, 2024

Stock and Warrants Issued for Cash

On December 9, 2024, the Company issued 50,000 shares of common stock at $1/share for gross proceeds of $50,000.

On November 4, 2024, the Company issued 250,000 units consisting of one share of common stock and a warrant to purchase two shares of stock. The units were sold at $1/unit for gross proceeds of $250,000. The warrants are exercisable immediately at $3.50/share and expire on December 31, 2026.

On October 30, 2024, the Company issued 20,000 units consisting of one share of common stock and one warrant. The units were sold at $1/unit for gross proceeds of $20,000. The warrants are exercisable immediately at $3.50/share and expire on October 30, 2026.

On August 26, 2024, the Company issued 17,500 shares of common stock at $1/share for gross proceeds of $17,500.

On August 26, 2024, the Company issued 17,500 shares of common stock at $1/share for gross proceeds of $17,500.

On August 12, 2024, the Company issued 50,000 units consisting of one share of common stock and one warrant. The units were sold at $1/unit for gross proceeds of $50,000. The warrants are exercisable immediately at $3.50/share and expire on December 31, 2026.

On July 26, 2024, the Company issued 125,000 units consisting of one share of common stock and one warrant. The units were sold at $1/unit for gross proceeds of $125,000. The warrants are exercisable immediately at $3.50/share and expire on December 31, 2026.

On July 25, 2024, the Company issued 100,000 units consisting of one share of common stock and one warrant. The units were sold at $1/unit for gross proceeds of $100,000. The warrants are exercisable immediately at $3.50/share and expire on December 31, 2026.

On June 28, 2024, the Company issued 100,000 units consisting of one share of common stock and one warrant. The units were sold at $1/unit for a subscription amount of  $100,000. The warrants are exercisable immediately at $3.50/share and expire on December 31, 2026.

F-53

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

On June 18, 2024, the Company issued 75,000 units consisting of one share of common stock and one warrant. The units were sold at $1/unit for gross proceeds of $75,000. The warrants are exercisable immediately at $3.50/share and expire on December 31, 2025.

Stock Issued for Services – Related Party

The Company’s Class B, Preferred Stock is not traded in an observable public market and there were no other third-party cash offerings to establish a fair value for these preferred shares.  However, in accordance with ASC 470 “Debt”, under its parity value (as-converted value), this represented the best evidence of fair value on the acquisition date as these preferred shares convert on a 50 for 1 basis (see above) into common stock.

On September 6, 2024, the Company issued 50,000 shares of Class B preferred stock, having a fair value of $2,500,000 ($1/share) as a consulting fee to its majority shareholder, based upon the most recent third-party cash offering price for common stock, which represents the  best value of fair value.

The Company determined the valuation of this transaction as follows:

Quantity of Series B, preferred stock issued majority shareholder	50,000
Conversion ratio of Series B, preferred stock into common stock	50
Equivalent Series A, common shares	2,500,000
Cash offering price for common shares	$1.00
Value of Series A, preferred stock issued	$2,500,000

Stock Issuance and Related Cancellation – Gladiator Stock Purchase

Pursuant to the terms of the Gladiator Stock Purchase Agreement dated December 19, 2021, JMTM acquired 87% of the issued and outstanding stock for 866,667 JMTM common shares, with an “Earnout / Share Adjustment” clause offering additional shares for reaching certain revenue and earning benchmarks and a claw-back of the original shares for low performance.   Accordingly, due to a lack of performance the Company caused 368,967 shares to be returned and cancelled during the 1st quarter ended March 31, 2024. We recorded a debit to common stock and credit to additional paid-in capital at par value $0.001 for $498. The Company applied by analogy the guidance in ASC 505-30 – Treasury Stock under the par value method.  The shares were not repurchased, rather in this transaction they were immediately cancelled pursuant to the terms of the agreement, and deemed to have been retired.

F-54

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Warrants Issued for Services

On April 8, 2024, the Company issued 550,000, fully vested two-year (2) warrants for services rendered, having a fair value of $1,138,500.  These warrants had an exercise price of $3.50/share.

Warrant Valuation Assumptions – 2024 Grants

The fair value of all warrants granted during the year ended December 31, 2024 were determined using a Black-Scholes option pricing model with the following inputs:

Expected term (years)	2.73
Expected volatility	52%
Expected dividends	0.00%
Risk free interest rate	4.60%

Equity Transactions for the Year Ended December 31, 2023

On December 23, 2022, the Company received $50,000 as consideration for the issuance of 50,000 common shares of common stock to an officer. These shares were not issued until after year-end, resulting in a liability rather than equity transaction as of the year ended December 31, 2022. During the year ended December 31, 2023, these shares were issued and included in the Company’s consolidated statement of stockholders’ deficit.

On April 20, 2023, the Company issued 10,000 shares of common stock for professional services received, having a fair value of $63,150 ($6.315/share) based upon the quoted closing trading price.

F-55

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Warrants

Warrant activity for the years ended December 31, 2024, and the year ended December 31, 2023 are summarized as follows:

			Weighted
			Average
		Weighted	Remaining	Aggregate
	Number of	Average	Contractual	Intrinsic
Warrants	Warrants	Exercise Price	Term (Years)	Value
Outstanding - December 31, 2022	1,000,000	$3.50	2.57	$-
Vested and Exercisable - December 31, 2022	1,000,000	$3.50	2.57	$-
Granted	-
Exercised	-
Cancelled/Forfeited	-
Outstanding - December 31, 2023	1,000,000	$3.50	1.57	$2,500,000
Vested and Exercisable - December 31, 2023	1,000,000	$3.50	1.57	$2,500,000
Granted	1,270,000	$3.50
Exercised	-
Cancelled/Forfeited	-
Outstanding - December 31, 2024	2,270,000	$3.50	1.34	$3,382,300
Vested and Exercisable - December 31, 2024	2,270,000	$3.50	1.34	$3,382,300

F-56

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 11 – Income Taxes

The Components of the deferred tax assets and liabilities at December 31, 2024 and 2023 were approximately as follows:

	December 31, 2024	December 31, 2023
Deferred Tax Assets
Bad debt	$12,000	$-
Amortization of ROU lease	24,000	-
Amortization of debt discount	433,000	433,000
Share based payments	1,018,000	18,000
Impairment expense	584,000	-
Change in fair value of derivative liabilities	46,000	(44,000)
Other	-	(304,000)
Net operating loss carryforwards	2,537,000	2,186,000
Total deferred tax assets	4,654,000	2,289,000
Less: valuation allowance	(4,654,000)	(2,289,000)
Net deferred tax asset recorded	$-	$-

The components of the income tax benefit and related valuation allowance for the years ended December 31, 2024 and 2023 was approximately as follows:

	December 31, 2024	December 31, 2023
Current	$-	$-
Deferred	(2,356,000)	(1,340,000)
Total income tax provision (benefit)	(2,356,000)	(1,340,000)
Less: valuation allowance	2,356,000	1,340,000
	$-	$-

F-57

SENTINEL HOLDINGS, INC. AND SUBSIDIARIES

(f/k/a JAMES MARITIME HOLDINGS, INC. AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

A reconciliation of the provision for income taxes for the years ended December 31, 2024 and 2023 as compared to statutory rates was approximately as follows:

	December 31, 2024	December 31, 2023
Federal income tax benefit - 19.94%	$(1,618,000)	$(1,340,000)
State income tax - 8.84%	(747,000)	-
Subtotal	(2,365,000)	(1,340,000)
Change in valuation allowance	2,365,000	1,340,000
Income tax benefit	$-	$-

Federal net operating loss carry forwards at December 31, 2024 and 2023 were approximately as follows:

December 31, 2024	December 31, 2023

$9,071,000	$6,648,000

Deferred tax assets and liabilities are computed by applying the federal and state income tax rates in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carryforwards. In assessing if the deferred tax assets will be realized, the Company considers whether it is more likely than not that some or all of these deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these deductible temporary differences reverse. As a result of historic losses, the Company has recorded a full valuation allowance as of December 31, 2024.

As of December 31, 2024, the Company had federal net operating loss carryforwards.  The federal net operating losses carry forward indefinitely and accordingly have been reserved.

During the year ended December 31, 2024, the valuation allowance increased by approximately $2,365,000. The total valuation allowance results from the Company’s estimate of its future recoverability of its net deferred tax assets.

The Company is in the process of analyzing their NOL and has not determined if the Company has had any change of control issues that could limit the future use of these NOL’s. As of December 31, 2024, all federal NOL carryforwards that were generated after 2017 may only be used to offset 80% of taxable income and are carried forward indefinitely.

The Company follows the provisions of ASC 740, which requires the computations of current and deferred income tax assets and liabilities only consider tax positions that are more likely than not (defined as greater than 50% chance) to be sustained if the taxing authorities examined the positions. There are no significant differences between the tax provisions represented in the accompanying financial statements and that reported in the Company's income tax returns.

The Company files corporate income tax returns in the United States and California. Due to the Company's net operating loss posture, all tax years are open and subject to income tax examination by tax authorities. The Company's policy is to recognize interest expense and penalties related to income tax matters as tax expense. At December 31, 2024 and 2023, respectively, there are no unrecognized tax benefits, and there were no accruals for interest related to unrecognized tax benefits or tax penalties.

F-58

Sentinel Holdings Ltd.

3,185,000 shares of Common Stock

PROSPECTUS

The date of this prospectus is May 1, 2025

II-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by us in connection with this offering.  All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$318.29
Accounting Fees and Expenses	$1,000
Legal Fees and Expenses	$78,224
Printing Costs	$-0-
Miscellaneous	$-0-
Total

Item 14. Indemnification of Directors and Officers

We are a Nevada corporation governed by the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of a final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of the NRS provides that the articles of incorporation, the bylaws, or an agreement may require a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

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Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

Our articles of incorporation provide that, except in some specified instances, our directors and officers shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors and officers, except liability for the following:

•acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or

•the payment of distributions in violation of NRS 78.300, as amended.

In addition, our articles of incorporation and bylaws provide that we must indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by the NRS. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person against such liability and expenses.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere in this registration statement.

Document	Exhibit Number
Articles of Incorporation	3.1
Bylaws	3.6

Item 15. Recent Sales of Unregistered Securities

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Item 2. Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

In March of 2023, the Company sold 50,000 shares to investors in Australia and Cyprus.  The proceeds from this offering were used for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation S. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there were only three offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing the shares indicating the stock cannot be resold unless registered or an exemption from registration is available; (4) the offerees were sophisticated investors familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offerees and our management; (8) the sale was made offshore to foreign persons.

On June 5, 2024, USS entered into a promissory note agreement with Clearview Funding Solutions for $200,000, which matures in June 2025. An origination and finance fee of $15,000 are included in the principal and discounted against the note over the term. As of June 30, 2024, the note had an outstanding balance of $171,600.  The proceeds from this offering were used for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended since the issuance was an isolated wholesale transaction which did not involve a public offering.

On October 31, 2023, Sentinel Holdings, Inc. entered into a promissory note agreement with Padang Padang, LTD for $48,874, which matured on October 31, 2028. The note bears an interest rate of $4.36%. The majority of the Note has been repaid and as of June 30, 2024, the note had an outstanding balance of $4,375. The proceeds from this offering were used for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended since the issuance was an isolated related party transaction which did not involve a public offering.

On June 8, 2024, the Company issued 75,000 units consisting of one share of common stock and one warrant. The units were sold at $1/unit for gross proceeds of $75,000. The warrants are exercisable immediately at $3.50/share and expire on December 31, 2025. The proceeds from this offering were used for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there were only limited offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing the shares indicating the stock cannot be resold unless registered or an exemption from registration is available; (4) the offerees were accredited investors familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offerees and our management.

On June 28, 2024, the Company issued 100,000 units consisting of one share of common stock and one warrant. The units were sold at $1/unit for a subscription amount of  $100,000. The warrants are exercisable immediately at $3.50/share and expire on December 31, 2026.  The subscription was received in July 2024.  The proceeds from this offering were used for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there were only limited offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing the shares indicating the stock cannot be resold unless registered or an exemption from registration is available; (4) the offerees were accredited investors familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offerees and our management.

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In July 2024, the Company issued 225,000 units consisting of one share of common stock and one warrant. The units were sold at $1/unit for gross proceeds of $225,000. The warrants are exercisable immediately at $3.50/share and expire on December 31, 2026. The proceeds from this offering were used for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there were only limited offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing the shares indicating the stock cannot be resold unless registered or an exemption from registration is available; (4) the offerees were accredited investors familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offerees and our management.

In August 2024, the Company issued 50,000 units consisting of one share of common stock and one warrant. The units were sold at $1/unit for gross proceeds of $50,000. The warrants are exercisable immediately at $3.50/share and expire on December 31, 2026. The proceeds from this offering were used for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there were only limited offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing the shares indicating the stock cannot be resold unless registered or an exemption from registration is available; (4) the offerees were accredited investors familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offerees and our management.

On March 6, 2024, the Company cancelled 866,667 shares of common stock that was previously issued and re-issued the same shareholders a total of 368,967 in accordance with stated agreements.

On September 6, 2024, the Company issued 50,000 shares of Class B preferred stock, having a fair value of $2,500,000 ($1/share) for as a consulting fee to its majority shareholder, based upon the most recent third party cash offering price for common stock, which represents the  best value of fair value.

The Company determined the valuation of this transaction as follows:

Quantity of Series B, preferred stock issued majority shareholder	50,000
Conversion ratio of Series B, preferred stock into common stock	50
Equivalent Series A, common shares	2,500,000
Cash offering price for common shares	$1.00
Value of Series A, preferred stock issued	$2,500,000

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Warrants and Shares Issued for Services

On April 8, 2024, the Company issued 550,000, fully vested warrants for services rendered, having a fair value of $1,138,500. These warrants had an exercise price of $3.50/share.

The fair value of all warrants granted during the six months ended June 30, 2024 was determined using a Black-Scholes option pricing model with the following inputs:

Expected term (years)	2.73
Expected volatility	52%
Expected dividends	0.00%
Risk free interest rate	4.60%

On December 23, 2022, the Company received $50,000 as consideration for 50,000 common shares to an officer. These shares were not issued until after year-end, resulting in a liability rather than equity transaction as of the year ended December 31, 2022. During the year ended December 31, 2023, these shares were issued and included in stockholders’ deficit.

We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there were only limited offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing the shares indicating the stock cannot be resold unless registered or an exemption from registration is available; (4) the offerees were sophisticated investors familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offerees and our management.

Item 16. Exhibits and Financial Statement Schedules

(a)       Exhibits.

See the Exhibit Index immediately following the Signature Pages.

(b)       Financial Statement Schedules.

All schedules have been omitted because they are either inapplicable or the required information has been given in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement; and

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(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)The undersigned Registrant hereby undertakes that for the purpose of determining liability under the Securities Act to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)The undersigned hereby further undertakes that:

(i)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada Utah, on this 1st day of May, 2025.

Sentinel Holdings Ltd.

By:	/s/ Kip Eardley
Kip Eardley,
President

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints Kip Eardley as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statement on Form S-1/A of Sentinel Holdings Ltd. and any or all amendments thereto (including post-effective amendments), and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 1, 2025.

Signature	Title	Date
/s/ Kip Eardley	President (principal executive officer) and	May 1, 2025
Kip Eardley	Director

/s/ Brett Bertolami	Director	May 1, 2025
Brett Bertolami

/s/ Ray Sheets	Chief Financial Officer, Secretary and Treasurer	May 1, 2025
Ray Sheets	(principal financial and accounting officer)

/s/ Dean Polizzotto	Director	May 1, 2025
Dean Polizzotto

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of the Registrant.

3.2	Certificate of Designation of Series A Preferred Stock of the Registrant.

3.3	Certificate of Amendment to Certificate of Designation of Series A Preferred Stock of the Registrant.

3.4	Certificate of Correction of Amendment to Certificate of Designation of Series A Preferred Stock of the Registrant.

3.5	Certificate of Designation of Series B Convertible Preferred Stock of the Registrant.

3.6	Bylaws of the Registrant.

4.1	Specimen common stock certificate of the Registrant.

5.1	Opinion of JPF Securities Law, LLC.

10.2#	Employment Agreement, dated April 26, 2024, by and between Kip Eardley and Sentinel Holdings Ltd.

10.3#	Employment Agreement, dated September 24, 2024, by and between Ray Sheets and Sentinel Holdings Ltd.

10.5

Lease, dated January 30, 2023 by and between MKM Ventures, LLC and United Security Specialist, Inc., for that certain real property commonly known as 1793 Lafayette St, Santa Clara, County of Santa Clara, State of California.

10.6	Share Exchange Agreement, dated December 13, 2021, by and among Sentinel Holdings Ltd., Gladiator Solutions Inc. and certain shareholders of Gladiator Solutions Inc.

10.7	Share Exchange Agreement, dated June 11, 2022, by and among Sentinel Holdings Ltd., United Security Specialists, Inc. and the shareholders of United Security Specialists, Inc.

21.1	Subsidiaries of the Registrant.

23.1	Consent of Bush & Associates CPA, independent registered public accounting firm for Sentinel Holdings Ltd.

23.2	Consent of JPF Securities Law, LLC (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on the signature page to this registration statement).

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

107	Filing Fee Table

(#)A contract, compensatory plan or arrangement to which a director or executive officer is a party or in which one or more directors or executive officers are eligible to participate.